As filed with the Securities and Exchange Commission on February 10, 2005

Registration No. 333-101562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

(Amendment 5)

FORM SB-2/A

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CAREDECISION CORPORATION

(Name of Small Business Issuer in Its Charter)

(Primary Standard Industrial Classification Code Number)

Nevada	2660 Townsgate Road, Suite 300 Westlake Village, CA 91361 (805) 446-1973	91-2105842
(State of Jurisdiction of Incorporation or Organization)	(Address, and Telephone Number of Principal Executive Offices and Principal Place of Business)	(I.R.S. Employer Identification Number)

Corporate Agents of Nevada

4955 S. Durango Dr., Ste. 214

Las Vegas, NV. 89113

(702) 948-7501

(Name, Address, and Telephone Number of Agent for Service)

Copies of Communications to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

2921 N. Tenaya Way, Suite 234

Las Vegas, Nevada 89128

Telephone: (702) 952-8519

Fax: (702) 952-8521

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.

X

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Number of Shares To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	518,000,000	$0.020	$10,360,000	$1,219.37

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.  Represents the maximum amount of shares of our common stock that we will be required to register in accordance with our Merger Agreement as well as shares issued and distributed pursuant to consulting agreements, note conversions, and shares underlying notes and warrant conversions.

(2)

Represents the average closing bid price of our common stock as of February 10, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

Subject to Completion, Dated February 10, 2005

PROSPECTUS

CAREDECISION CORPORATION

518,000,000 Shares of Common Stock

This Prospectus relates to the registration of up to 518,000,000 shares of common stock of the Company.  Of these shares, 400,000,000 are being registered for Mercator Advisory Group LLC and its affiliated funds, as shares that underlie the conversion preference of the Company’s Series “C” Convertible Preferred Stock and common stock purchase warrants issued as a part of the Company’s Series “C” Convertible Preferred Stock subscription agreement with Mercator Advisory Group LLC.  Some or all of these 400,000,000 shares may be issued according to the terms of the conversion preference of the Company’s Series “C” Convertible Preferred Stock and the exercise of the Company’s common stock purchase warrants.

In addition, the Company desires to register the 99,000,000 common stock shares it has placed in escrow, as collateral and for conditioned conversion rights owing to a promissory note and its renewal agreements with Pinnacle Investment Partners, LP. The Company also wishes to register another 19,000,000 shares that have been issued as loan fees, loan renewal agreements and finders fees to Pinnacle Investment Partners, LP and CJR Capital, Inc. also owing to the promissory note with Pinnacle Investment Partners, LP.

There is no minimum number of shares that must be sold in this offering.  Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares under this Prospectus is provided under the headings “Issuance of Securities to the Selling Stockholders” commencing on page 12 and “Plan of Distribution” commencing on page 13.  Although the Company has received the proceeds from the sale of the preferred stock and promissory note and may receive further proceeds from additional issuances of promissory notes, we will not receive any of the proceeds from sales of the common stock by the selling stockholders under this Prospectus. To the knowledge of the Company, the selling stockholders have not made any arrangements with any brokerage firm, underwriter or agent for the sale of the shares of common stock.

The common stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol CDED but it is not listed on a national securities exchange. On February 10, 2005 the last reported sale price of the common stock was $0.19 per share.

Investing in the common stock involves a high degree of risk, which is described in the “Risk Factors ” beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 10, 2005.

4

Risk Factors

4

Use of Proceeds

4

Determination of Offering Price

4

Dividend Policy

4

Issuance of Securities to the Selling Stockholders

4

Plan of Distribution

4

Legal Proceedings

4

Directors and Executive Officers

4

Security Ownership of Certain Beneficial Owners and Management

4

Description of Securities

4

Market for Common Stock

4

Commission’s Position on Indemnification for Securities Act Liabilities

4

Description of Business

4

Organization and Business

4

SateLink

4

Current Business Focus

4

Recent Broadening of Focus

4

Industry Serviced

4

Employees

4

Software Research and Development Expenditures

4

Government Regulation

4

Management's Discussion and Analysis of Financial Condition and Results of Operations

4

Description of Property

4

Certain Relationships And Related Transactions

Prospectus Summary

This summary highlights selected information contained elsewhere in this Prospectus. It may not contain all of the information you should consider before investing in the Company’s common stock. You should carefully consider all information contained in this Prospectus and particularly the section on Risk Factors set forth below before investing in the shares of common stock offered under this Prospectus.

The Company

CareDecision Corporation, a Nevada corporation (the “Company”) was formed in 2001 as ATR Search Corp. as a developmental stage company with a principal business objective to place part-time, temporary or project oriented workers and contractors that had specific and hard to find information technology skills required by large businesses. In June 2002, ATR Search Corp. merged with Medicius, Inc., a Nevada corporation, and also a developmental stage company. Medicius, had a principal business objective to offer physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers Internet enhanced, wireless (“Wi-Fi”) information technology and data management technology (IT).  After the merger the company changed its name to CareDecision Corporation.  Upon completion of this merger Medicius, Inc. became a subsidiary of the company but through December 31, 2004, Medicius has remained quiet. Since the merger CareDecision pursued the following primary businesses:

(a)

Providing medical communication devices based on networks of personal digital assistants (PDA). These products are believed to provide benefits of on demand medical information to private practice physicians, licensed medical service providers such as diagnostic testing laboratories, and medical insurers;

(b)

Building electronic commerce networks based on personal digital assistants (PDA) to the hotels, motels and single building, multi-unit apartment buildings with a desire to offer local advertising and electronic services to their tenants/guests; and

(c)

Providing the cable and wireless communication industries and media enterprises with networks of personal digital assistant (PDA) technologies that link field-based installation and repair personnel with central offices for the exchange of customer order and subscription information.

On August 4, 2004 the company received a proposal for a possible merger with two private shareholder owned corporations based in Scottsdale, Arizona.  These companies, both controlled by Ronald R. Kelly are:

1.

Futurecom Global, Inc. (“FCG”), a Nevada corporation, founded in 1998 is a distributor of personal digital assistant (PDA) products and technologies and which also has interests in the pre-paid cellular and pre-paid cash card markets.

2.

CareGeneration, Inc. (“CGI”), a Nevada corporation, founded in February 2004, a newly organized distributor of prescription drugs at the wholesale and retail levels.  At the time of the proposal CGI had recently acquired certain assets, rights, customer lists and transfers of certain license(s) that had been the foundation of the wholesale prescription drug business unit of Kelly Company World Group, Inc., a Delaware corporation.

On August 16, 2004 we completed a Preliminary Agreement to merge with these entities.  On November 18, 2004 we incorporated two subsidiary companies, Pharma Tech Solutions, Inc. a Nevada corporation, and PDA Services, Inc., a Nevada corporation to facilitate these mergers.

On November 3, 2004, and amended on December 27, 2004, we entered into a Definitive Agreement that called for a series of transactions to be completed between CareDecision, Pharma Tech Solutions, Inc. and CareGeneration, Inc., that when accomplished would merge CareGeneration, Inc. into the company’s subsidiary Pharma Tech Solutions, Inc., whereby Pharma Tech Solutions, Inc. would be the surviving entity.  The parties concluded the activities surrounding this merger on January 27, 2005, and the filing of Merger certificates is in process.  Moving forward we plan to incorporate the products and services of the former CareGeneration, Inc. into our business model. The company is still working with the officers and directors of Futurecom Global, Inc. and has not as yet completed a merger or acquisition transaction contemplated in the Preliminary Agreement of August 16, 2004.

The Company’s fiscal year ends on December 31.  The Company’s principal executive office is located at 2660 Townsgate Road, Suite 300, Westlake Village, CA 91361.  The Company’s telephone number is (805) 446-1973.  The common stock is quoted on the OTCBB under the trading symbol CDED, but it is not listed on a national securities exchange. Because the common stock is not listed for trading on any national securities exchange there may be a limited market for the Company’s shares.

The Offering

This Prospectus relates to the registration of up to 518,000,000 shares of common stock of the Company.  Of these shares, 400,000,000 are being registered for Mercator Advisory Group LLC and its affiliated funds, as shares that underlie the conversion preference of the Company’s Series “C” Convertible Preferred Stock and common stock purchase warrants issued as a part of the Company’s Series “C” Convertible Preferred Stock subscription agreement with Mercator Advisory Group LLC.  Some or all of these 400,000,000 shares may be issued according to the terms of the conversion preference of the Company’s Series “C” Convertible Preferred Stock and the exercise of the Company’s common stock purchase warrants.

In addition, the Company desires to register the 99,000,000 common stock shares it has placed in escrow as collateral and for conditioned conversion rights owing to a promissory note and its renewal agreements with Pinnacle Investment Partners, LP. The Company also wishes to register another 19,000,000 shares that have been issued as loan fees, loan renewal agreements and finders fees to Pinnacle Investment Partners, LP and CJR Capital, Inc. also owing to the promissory note with Pinnacle Investment Partners, LP.

Selling Stockholders

Mercator Advisory Group LLC, Mercator Momentum Fund, LP, Monarch Pointe Fund, Ltd., CJR Capital, Inc. and Pinnacle Investment Partners, LP.

Net Proceeds to the Company

The Company will receive no proceeds from sales of common stock by the selling stockholders.

Risk Factors

An investment in the securities being offered involves a high degree of risk.  Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this prospectus including the financial statements and notes.

Our limited operating history could delay our growth and minimize your investment.

We are considered a development stage company with an inception date of June 21, 2001 and thus have a limited operating history on which to base an evaluation of our business and prospects.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  Such risks include, but are not limited to, dependence on the growth of use of electronic medical information and services, the adoption of PDA based Internet appliances for the transmission and display of medical information, the need to establish our brand name, the ability to establish a sufficient client base, the level of use of medical providers and the management of growth.  To address these risks, we must maintain and increase our customer base, implement and successfully execute our business and marketing strategy, continue to develop and improve our point of care software and patient processing system, provide superior customer service, respond to competitive developments and attract, retain, and motivate qualified personnel.  There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a negative impact the value of our Company’s common shares and could result in the loss of your entire investment.

We have historically lost money and losses may continue in the future, which means that we may not be able to continue operations unless we obtain additional funding.

We have historically lost money.  As a result, the Company incurred accumulated net losses from June 21, 2001 (inception) through the period ended September 30, 2004 of $(9,111,800).  In addition, the Company’s development activities since inception have been financially sustained by capital contributions.  Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms.  No assurances can be given that we will be successful in reaching or maintaining profitable operations.

We had a major shift in our business strategy in 2003. The transactions contemplated herein will further evolve that strategy. It was not until the last quarter of 2002 that we focused on the integration and marketing of our systems and applications to non-medical industries, particularly motels, hotels, and real estate management company properties.  In this regard, we have only recently begun to generate revenues from these business sectors.  We have a limited operating history upon which to evaluate our business plan and prospects.  Although the transactions contemplated herein should provide sources of revenue, there is not as yet a history of profit. If we are unable to obtain additional external funding or generate revenue from the sales of our products, we could be forced to curtail or cease our operations.

Our profitability and your investment will be directly affected by our competition.

Many of CareDecision’s potential competitors have longer operating histories, larger clientele bases, better service recognition and significantly greater financial, marketing and other resources than do we.  Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise.  There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us could harm our operating results, our business prospects, and financial condition.

We may not be able to retain our key personnel or attract additional personnel, which could affect our ability to continue as a going concern, which may diminish your return on investment.

Our performance is substantially dependent on the services and on the performance of our Management.  The company is, and will be, heavily dependent on the skill, acumen and services of our proposed new Chairman, Ronald Kelly, interim CEO Robert Cox,  interim President, Secretary and Treasurer,  Keith Berman, Chief Operating Officer Robert Ellis and Chief Financial Officer, Richard Foisy.  Our performance also depends on our ability to attract, hire, retain and motivate our officers and key employees.  The loss of the services of our executives could have a material adverse effect on our business, prospects, financial condition and results of operations.  We have not entered into a long-term employment agreements with our key personnel and currently have no “Key Employee” life insurance policies.

Our future success may also depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel.  Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or retain sufficiently qualified personnel.  If we are unable to attract, retain, and train the necessary technical, managerial, marketing and customer service personnel, our expectations of increasing our clientele could be hindered, and the profitability of our Company reduced.

Possible Future Issuances of Common Stock Will Have a Dilutive Affect on Existing Shareholders

The Company is authorized to issue up to 1,250,000,000 Shares of common stock.  As of December 31, 2004, there are 262,600,421 shares of common stock issued and outstanding.  Additional issuances of common stock may be required to raise capital, to acquire stock or assets of other companies, to compensate employees or to undertake other activities without stockholder approval.  These additional issuances of common stock will increase outstanding shares and further dilute stockholders’ interests.  Because our common stock will be subject to the existing rules on penny stocks, the market liquidity for and value of our securities can be severely adversely affected.

We may not effectively manage the growth necessary to execute our business plan, which could adversely affect the quality of our operations and our costs.

In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our technology.  This growth will place significant strain on our personnel, systems and resources.  We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future.  This growth will require us to improve management, technical, information and accounting systems, controls and procedures.  We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth.  We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

Before this merger, our common stock has traded on the Over-the-Counter Bulletin Board.  Our common stock is thinly traded compared to larger more widely known companies in our industry.  Thinly traded common stock can be more volatile than common stock trading in an active public market.  We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

Our common stock is considered a "penny stock" which makes it more difficult for investors to sell their shares due to suitability requirements.

The SEC has adopted regulations, which generally define penny stock to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Presently, the market price of our common stock is less than $5.00 per share.  Therefore, the SEC "penny stock" rules govern the trading in our common stock.  These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

•

A risk disclosure document;

•

Disclosure of market quotations, if any;

•

Disclosure of the compensation of the broker and its salespersons in the transaction; and

•

Monthly account statements showing the market values of our securities held in the customer's accounts.

The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Generally, brokers may be less willing to effect transactions in penny stocks. This may make it more difficult for investors to dispose of our common stock. This could cause our stock price to decline. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

The success of our products and services in generating revenue may be subject to the quality and completeness of the data that is generated into our interconnectivity systems, including the failure to input appropriate or accurate information.

Failure or unwillingness by the user to accommodate the required information may result in our not being paid for our services. As a developer of connectivity technology products, we will be required to anticipate and adapt to evolving industry standards and regulations and new technological developments. The market for our technology is characterized by continued and rapid technological advances in hardware and software development, requiring ongoing expenditures for research and development, and timely introduction of new products and enhancements to existing products.

Our future success, if any, will depend in part upon our ability to enhance existing products, to respond effectively to technology changes and changes in applicable regulations, and to introduce new products and technologies that are functional and meet the evolving needs of our clients and users.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our products and services.  The cost of developing new information services and technology solutions is inherently difficult to estimate. Our development of proposed products and services may take longer than originally expected, require more testing than originally anticipated and require the acquisition of additional personnel and other resources. In addition, there can be no assurance that the products or services we develop or license will be able to compete with the alternatives available to our customers.

New or newly integrated products and services will not become profitable unless they achieve sufficient levels of market acceptance.

There can be no assurance that our chosen marketplaces will accept from us new products and services, or products and services that result from integrating existing and/or acquired products and services, including the products and services we are developing to integrate our services. In addition, there can be no assurance that any pricing strategy that we implement for any such products and services will be economically viable or acceptable to the target markets. Failure to achieve broad penetration in target markets with respect to new or newly integrated products and services could have a material adverse effect on our business prospects.

The market for our connectivity products and services may be slow to develop due to the large number of practitioners who are resistant to change, as well as the financial investment and workflow interruptions associated with change, particularly in a period of rising pressure to reduce costs in the marketplace.

Achieving market acceptance of new or newly integrated products and services is likely to require significant efforts and expenditures.

Achieving market acceptance for new or newly integrated products and services is likely to require substantial marketing efforts and expenditure of significant funds to create awareness and demand by participants in the healthcare industry. In addition, deployment of new or newly integrated products and services may require the use of additional resources for training our existing sales and customer service personnel and for hiring and training additional salespersons and customer service personnel. There can be no assurance that the revenue opportunities from new or newly integrated products and services will justify amounts spent for their development, marketing and rollout.

We could be subject to breach of warranty claims if our software products, information technology systems or transmission systems contain errors, experience failures or do not meet customer expectations.

We could face breach of warranty or other claims or additional development costs if the software and systems we sell or license to customers or use to provide services contain undetected errors, experience failures, do not perform in accordance with their documentation, or do not meet the expectations that our customers have for them. Undetected errors in the software and systems we provide or those we use to provide services could cause serious problems for which our customers may seek compensation from us. We attempt to limit, by contract, our liability for damages arising from negligence, errors or mistakes. However, contractual limitations on liability may not be enforceable in certain circumstances or may otherwise not provide sufficient protection to us from liability for damages.

If our systems or the Internet experience security breaches or are otherwise perceived to be insecure, our business could suffer.

A security breach could damage our reputation or result in liability. We retain and transmit confidential information, including patient health information. Despite the implementation of security measures, our infrastructure or other systems that we interface with, including the Internet, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services.

Certain of our products are subject to compliance with HIPAA.

Failure to comply with HIPAA may have a material adverse effect on our business. Government regulation of healthcare and healthcare information technology, are in a period of ongoing change and uncertainty and creates risks and challenges with respect to our compliance efforts and our business strategies. The healthcare industry is highly regulated and is subject to changing political, regulatory and other influences. Federal and state legislatures and agencies periodically consider programs to reform or revise the United States healthcare system. These programs may contain proposals to increase governmental involvement in healthcare or otherwise change the environment in which healthcare industry participants operate. Particularly, compliance with HIPAA and related regulations are causing the healthcare industry to incur substantial cost to change its procedures. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our products and services. Although we expect these regulations to have the beneficial effect of spurring adoption of our software products, we cannot predict with any certainty what impact, if any, these and future healthcare reforms might have on our business. Existing laws and regulations also could create liability, cause us to incur additional cost or restrict our operations.

We have been granted certain copyrights and have applied to receive patent rights, and trademarks relating to our software. However, patent and intellectual property legal issues for software programs, such as our products, are complex and currently evolving.

Patent applications are secret until patents are issued in the United States, or published in other countries, therefore, we cannot be sure that we are first to file any patent application. In addition, there can be no assurance those competitors, many of which have far greater resources than we do, will not apply for and obtain patents that will interfere with our ability to develop or market product ideas that we have originated. Furthermore, the laws of certain foreign countries do not provide the protection to intellectual property that is provided in the United States, and may limit our ability to market our products overseas. We cannot give any assurance that the scope of the rights we have are broad enough to fully protect our technology from infringement. Litigation or regulatory proceedings may be necessary to protect our intellectual property rights, such as the scope of our patent. Such litigation and regulatory proceedings are very expensive and could be a significant drain on our resources and divert resources from product development. There is no assurance that we will have the financial resources to defend our patent rights or other intellectual property from infringement or claims of invalidity.

Use of Proceeds

All net proceeds from the sale of the common stock covered by this Prospectus will go to the selling stockholders. The Company will not receive any proceeds from the sale of the common stock in this offering.

Determination of Offering Price

The prices at which the shares of common stock may actually be sold will be determined by the prevailing public market price for the shares or by negotiations in private transactions.

Dividend Policy

It is the Company’s present policy not to pay cash dividends and to retain future earnings for use in the operations of the business and to fund future growth.  Any payment of cash dividends in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant.  The Company does not contemplate or anticipate paying any cash dividends on the common stock in the foreseeable future.

Issuance of Securities to the Selling Stockholders

The table below sets forth ownership information regarding the selling stockholders.  For purposes of calculating the percentage of common stock outstanding, any securities not outstanding that are subject to options, warrants or conversion privileges are deemed outstanding for the purposes of computing the percentage of outstanding securities owned by the selling stockholders.  Unless otherwise indicated, the selling stockholders have the sole power to direct the voting and investment over the shares owned by them.

The following table lists the preferred shares held by CareDecision Convertible “C” Preferred shareholders that were distributed pursuant to the CareDecision Corporation Shares of Series C Convertible Preferred Stock and Common Stock Warrants Subscription Agreements at $0.02 and $0.03 cents per common share and associated agreement documents (see exhibits 10.1 through 10.9 inclusive).

		COMMON
		STOCK	AMOUNT
		PURCHASE	INVESTORS
	AMOUNT OF	2 CENT	WANT
INVESTOR[4]	INVESTMENT[1]	WARRANTS	REGISTERED[3]

Mercator Advisory Group LLC	$0	25,000,000	25,000,000
Mercator Momentum Fund, LP	$660,000	8,250,000	8,250,000
Monarch Pointe Fund, Ltd.	$0	16,750,000	16,750,000

TOTAL	$660,000	50,000,000	50,000,000

		COMMON
		STOCK	AMOUNT
		PURCHASE	INVESTORS
	AMOUNT OF	3 CENT	WANT
INVESTOR[4]	INVESTMENT[1]	WARRANTS	REGISTERED[3]

Mercator Advisory Group LLC	$0	25,000,000	25,000,000
Mercator Momentum Fund, LP	$0	8,250,000	8,250,000
Monarch Pointe Fund, Ltd.	$1,340,000	16,750,000	16,750,000

TOTAL	$1,340,000	50,000,000	50,000,000

Footnotes:

(1) Consideration for CareDecision Convertible “C” Preferred Shares at $10,000.00 per share.

(2) The conversion has been calculated by converting each share of CareDecision Convertible “C” Preferred Shares into common stock shares of CareDecision Corporation as calculated by the following formula:

$.006667 X 2,000,000

(3)

Amount investors want to register in this Registration statement.

(4)

The principals are as follows: Mercator Advisory Group LLC – Mr. H. Harry Aharonian; Mercator Momentum Fund, LP – Mr. H. Harry Aharonian; and Monarch Pointe Fund, Ltd. – Mr. H. Harry Aharonian.

The following table lists the shares that were issued pursuant to the making and renewals of the promissory note with CJR Capital, Inc. and Pinnacle Investment Partners, LP. (see exhibits 10.10 through 10.14 inclusive)

PARTY	DATE	CONSIDERATION	ESCROW SHARES	SHARES ISSUED AS FEES AND RENEWAL FEES
CJR Capital, Inc.[1]	3/24/04	$0	0	1,000,000
	9/24/04	$0	0	2,000,000
	2/10/05	$0	0	4,000,000
Pinnacle Investment Partners, LP2	3/24/04	$700,000	14,000,000	1,000,000
	9/24/04	$0	2,000,000	2,000,000
	2/10/05	$400,000	83,000,000	9,000,000

TOTAL		$1,100,000	99,000,000	19,000,000

(1)

The principal of CJR Capital, Inc. is Mr. Chris Janish.

(2)

The general partner of Pinnacle Investment Partners, LP is Chris Janish.

Plan of Distribution

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

(a)

Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

(b)

Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and the resell a as principal to facilitate the transaction;

(c)

Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(d)

An exchange distribution in accordance with the rules of the applicable exchange;

(e)

Privately negotiated transactions;

(f)

Short sales;

(g)

Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

(h)

A combination of any such methods of sale; and

(i)

Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Legal Proceedings

We are not subject to any legal proceedings.

Directors and Executive Officers

The following table sets forth the name, age, positions, and offices or employments for the past three years as of December 31, 2004 for our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify.  All of the officers serve at the discretion of the Board of Directors of the Company.

NAME	AGE	POSITION

Robert Cox	45	President, Director, and Chief Executive Officer
Keith Berman	51	Secretary, Treasurer and Director
Robert Jagunich	58	Director

Robert L. Cox, President and Director – prior to joining CareDecision, was the Chief Executive Officer, President and Director of Tower Realty Trust, Inc., a publicly traded Real Estate Investment Trust (“REIT”).  From March 1995 to October 1997 Mr. Cox served as the Executive Vice President and Chief Operating Officer of Tower Equities, when Tower Equities became a public company (Tower Realty Trust, Inc.).  From March 1987 to March 1995, Mr. Cox served as Vice President of Development and Construction of Tower Equities, where his main responsibilities included supervising all development and construction projects.  Mr. Cox graduated in 1983 with a BA from Florida State University.  Mr. Cox does not hold any directorships of other reporting companies.

Keith Berman, Secretary, Treasurer and Director – has for over the past 15 years, been involved in the development of healthcare software including Intranet and Internet systems.  From July 1999 to present, Mr. Berman has held the position of President, founder and director of Caredecision.net, Inc. a private company engaged in e-health technology development.  From January 1996 to June 1999 Mr. Berman was the President and founder of Cymedix, the operating division of Medix Resources, Inc., now Ramp Corp. (RCO).  Cymedix was a pioneer company in what was then known as i-health (Internet healthcare) now the e-health industry. Mr. Berman received a BA in 1975 and an MBA in 1977, from Indiana University.

Robert Jagunich, Director – has 27 years of experience in the medical systems and device industry.  Recently, he has held the position of President at New Abilities Systems, a privately held manufacturer of advanced electronic systems used in rehabilitation.  He also provides consulting services to companies such as Johnson and Johnson and has served as a senior executive in such publicly held companies as Laserscope and Acuson.  From April 1996 to December 1997 Mr. Jagunich acted as a director of Cymedix Corporation, the operating entity of Medix Resources, Inc., now Ramp Corp. (AMEX:RCO).  He received his BS in 1969, and his MS and MBA in 1971, from the Univ. of Michigan.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of the Company’s outstanding classes of stock based on ownership information reported by the stockholders as of December 31, 2004, and on the number of shares outstanding as December 31, 2004 by each person known by the Company to own beneficially more than 5% of each class, by each of the Company’s directors and executive officers and by all officers and directors as a group.  The Company is authorized to issue up to 1,250,000,000 Shares of common stock.  As of December 31, 2004, there are 262,600,421 shares of common stock issued and outstanding.  Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except to the extent that spouses share authority under applicable law.  All shares are held directly.

Common Stock

Name and Address	Shares Beneficially Owned	Percentage of Shares Outstanding
Keith Berman 1623 Elmsford Westlake, CA 91361	8,143,991	3.10%
Robert L. Cox 16 Wood Hollow Lane Fort Salonga, NY 11768	2,205,915	0.80%
Robert Jagunich 765 Christine Drive Palo Alto, CA 94303	6,009,293	2.29%
Pinnacle Investment Partners LP1 Hank Gracin ESQ 50 Charles Lindberg Blvd, Suite 505 Uniondale, NJ 11583	16,000,000	6.09%
Total ownership by our officers and directors (three individuals)	16,359,199	6.19%

Footnotes

1.

The general partner of Pinnacle Investment Partners, LP is Chris Janish.

Description of Securities

Our authorized capital stock is 1,200,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred Stock, par value $.001 per share.  As of December 31, 2004, we had issued 262,600,421 of our shares of common stock and 207,526 shares of preferred stock.

The following brief description of our common stock and preferred stock is subject in all respects to Nevada law and to the provisions of our Articles of Incorporation, as amended and our Bylaws, copies of which have been filed as exhibits to our initial 10-SB Registration Statement filed with the Securities and Exchange Commission on September 27, 2001.

Common Stock

As a holder of our common stock:

(a)

You have equal rights to dividends from funds legally available, ratably, when as and if declared by our Board of Directors;

(b)

You are entitled to share, ratably, in all of our assets available for distribution upon liquidation, dissolution, or winding up of our business affairs;

(c)

You do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable;

(d)

You are entitled to 1 vote per share of common stock you own, on all matters that stockholders may vote, and at all meetings of shareholders; and

(e)

Your shares are fully paid and non-assessable.

Additionally, there is no cumulative voting for the election of directors.

Preferred Stock

We can issue shares of preferred stock in series with such preferences and designations as our board of directors may determine.  Our board can, without shareholder approval, issue preferred stock with voting, dividend, liquidation, and conversion rights.  This could dilute the voting strength of the holders of common stock and may help our management impede a takeover or attempted change in control.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to CareDecision Corporation Section 78.438 of the Nevada law prohibits us from merging with or selling CareDecision Corporation or more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the CareDecision Corporation shares, unless the transaction is approved by the Board of Directors of CareDecision Corporation.  The provisions also prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity.  These provisions could delay, defer or prevent a change in control of CareDecision Corporation.

Anti-Dilution

The shares of the CareDecision's preferred stock shall not be subject to dilution unless all the holders of the preferred stock vote to change this preference.  In addition, the preferred stock shall maintain its status even if the common stock undertakes a reverse or forward split of its shares. The preferred stock cannot be diluted unless it is converted to common stock.

Market for Common Stock

The common stock is traded on the OTC Bulletin Board. The following table sets forth the high and low bid prices of the Company’s common stock for the periods indicated, as reported by published sources. The prices reflect inter-deal prices without retail mark-up, markdown or commission and may not represent actual transactions.

	Low	High
2004 Fiscal Year
First Quarter	$0.028	$0.119
Second Quarter	$0.023	$0.083
Third Quarter	$0.019	$0.057
Fourth Quarter	$0.015	$0.03
2003 Fiscal Year
First Quarter	$0.04	$0.08
Second Quarter	$0.04	$0.075
Third Quarter	$0.04	$0.075
Fourth Quarter	$0.03	$0.05
2002 Fiscal Year
First Quarter	$0.06	$0.30
Second Quarter	$0.03	$0.08
Third Quarter	$0.03	$0.11
Fourth Quarter	$0.04	$0.11

As of December 31, 2004, there were 268 individuals of record of our common stock. Our shares of common stock are currently traded on the OTC Electronic Bulletin Board under the symbol “CDED”.  There is no assurance that an active trading market will develop that will provide liquidity for CareDecision's existing shareholders or for the selling shareholders whose common stock is being registered through this filing.

The Commission has adopted regulations which generally define a “penny stock” to be any equity security that has a market price less than $5.00 per share.  Thus, our common stock is presently a penny stock subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  This would generally include institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  Based on the above, investors who are not established customers of broker-dealers or accredited investors may find it difficult to purchase our common stock without satisfying numerous requirements.

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Commission’s Position on Indemnification for Securities Act Liabilities

Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4.  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5.  The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore unenforceable.

Description of Business

Organization and Business

The Company was formed in the State of Nevada on March 2, 2001.  In June of 2001, we elected to change the corporate name from ATR Search to CareDecision Corporation.  Pursuant to reorganization in 2002, we authorized the issuance of 3,419,500 shares valued at $229,899, for all the assets and liabilities of Care Technologies, LLC, becoming the parent of Care Technologies, LLC.  Care Technologies, LLC was dissolved in April 2003.  Pursuant to a Merger in June of 2002, we acquired Medicius, Inc. at a following conversion rates: (i) one common share of Medicius in exchange for three common shares of CareDecision, (ii) one Series A Preferred share of Medicius in exchange for three and one-half common shares of CareDecision.  The Company is a developmental stage company whose principal business objective to provide information technology (IT) for use with Internet-based communication, and network software systems and applications that reside on and function through a Windows CE-Based PDA.  We have a website at http://www.caredecision.net., which provides a description of our services and products.

At the time of the merger with Medicius, Inc. and until August 2003 the Company’s management (“Management”) believed that there was substantial growth opportunities that could be achieved in the Internet medical-based communication software and application industry (e-health), specifically through hand held products such as Person Digital Assistant (PDA) devices.  Management believed that the Company was well positioned to take advantage of the growth opportunities in that marketplace because in recent years, Internet-based communication has become very popular and PDAs were available from most major computer brands such as Sony, Dell, IBM and Palm.  To maximize its potential, the Company significantly expanded its focus to include not only medical applications, but also applications in the real estate market.

The company had a major shift in our business strategy in late 2002. It was not until the last quarter of 2002 that we focused on the integration and marketing of our systems and applications to non-medical industries, particularly hotels, motels and real estate management company’ properties.

Real Estate and Hotel/Motel Applications

In February 2003 the Company introduced ResidenceWare, a collection of Internet-enhanced communication, integration, and networking software systems and applications that reside on and function through a Windows CE-based PDA.

ResidenceWare was proprietarily and internally developed in cooperation with prominent commercial and residential real estate management companies, and hotel owners who defined for the company a need for a communication tool that could capitalize on recent technological advances to facilitate the relay of vital information directly and instantaneously to occupying tenants/guests. The systems were further augmented with the addition of advertising and e-commerce transactional features allowing merchants and service providers local to a ResidenceWare installation to electronically advertise and accept electronic orders for their products and services. The Company employs a cooperative advertising model where it will share advertising revenue and electronic commerce revenue generated with the hotel/apartment building owner or manager.

In July 2003 the Company formalized an informal agreement with PCHertz.com, Inc. of Fargo, ND for the installation and sales of its ResidenceWare units.  To date, PCHertz.com, Inc. has received orders for approximately 2900 units of the company’s ResidenceWare product from hotels and motels across the United States. Georgia. Through the contacts and efforts of PCHertx.com, Inc. the company has since placed approximately 1100 of these units in hotels. Of the units placed, approximately one half are units manufactured and/or distributed by companies such as ASUS, Casio and Viewsonic.  The remaining units were manufactured by Dell Computer, Inc. (Dell). Since October 1, 2004 all units placed have been Dell units.

The hotel owners who have placed orders through PCHertz.com have also collectively placed additional orders for many more ResidenceWare systems conditioned upon the successful implementation of their initial orders. The company is just beginning to install additional units as it also completes installation of the original approximately 2900 units ordered.

SateLink

SateLink is the company’s palm computer based product system designed to facilitate wireless process control, calibration, key coding and communications within the cable and media re-broadcast industries. SateLink seeks to resolve electronic communication barriers that inhibit customer communications and service and furnishes previously unattainable controls over the delivery of their products.

SateLink is a collection of communication, integration, and networking software systems that reside on a Windows CE-based PDA that communicates via Wi-Fi wired or satellite network connections. The Company believes SateLink will capitalize on recent innovations with PDA-sized GPS receivers to consolidate one or multiple GPS channels into a WiFi network to empower real-time satellite communications between a sponsoring corporation and virtual PDAs.

The development SateLink launched CareDecision into a previously unexplored industry for our Company. Its creation, however, is wholly consistent with our corporate mission of introducing innovative technologies that resolve electronic communication barriers within multiple and diverse markets.  The creation of SateLink was sparked by a specific request from a dominant industry participant seeking a technological resolution to a particular communication barrier that has hampered a systematic introduction of their product. The Company remains in discussions with this dominant participant about potential sale or license of its SateLink product.

Until August 2004 our principal products were: an E-Health handheld information appliance (PDA) software application package, and a permanently affixed handheld information appliance and Wi-Fi (wireless) network designed for the hotel, motel and apartment marketplace and a handheld wireless information appliance for the satellite media market.  Beginning in July 2002 we began application and received provisional approval for a family of trademarks making use of the mark MD@. The provisional approval applies to the first six individual marks applied for by us. The company is unsure whether we will pursue these applications given the changes to our business focus.  More recently we began the process of applying for marks associated with our ResidenceWare hotel/motel products and technologies and our wireless SateLink products and technologies for the satellite media market.

Current Business Focus

We presently have a comprehensive suite of medical information technology, cooperative advertising, instant messaging and fulfillment, and electronic commerce applications that are Internet enhanced, integrated for medical professional use, and hotel management/guest use, both software suites functioning through networks of wireless PDA Internet appliances.  Our applications have been designed to meet the needs of the inpatient and outpatient medical environments, and the hotel management and guest (consumer), and are not just commercially viable but also regulatory standard compliant. Our satellite media applications leverage information obtained from a communications satellite.  Additionally, our software applications were conceived and implemented to offer the management level user, either the medical professional or hotel manager, the ability to manage prospective and retrospective commerce.

We have filed two broad based patent applications and intend to file derivative patent applications covering the processes, use and functionality of our technologies and products.  Our satellite media product is designed for use by installation and customer support technicians and offers instant and secure communication between the individual subscriber and the satellite broadcast service.

Our software is designed to integrate point of service applications.  The medical appliance, the longest available product, monitors treatment protocols and up to the moment patient histories coupled with real-time on-line medical insurance claims submission.  Our ultimate key to success resides in providing the private practice physician with the capability to, sequentially, learn about the history of his or her patient during, or prior to, entering the examining room, treat the patient and update the insurer of the episode of care.  Accomplishing these objectives resolves a major dilemma for the health care provider; instantaneous communication of vital patient related information at or before the patient encounter.

Our medical technologies, the focus of one of the broad based patent applications now in the patent prosecution stage, are grounded in the central need to furnish the doctor with crucial point-of-care patient information rapidly and reliably via a PDA.  The technologies utilize the power of the Internet to move large amounts of data to and from a variety of platforms securely via a powerful Windows CE based PDA designed for portability and upgradability.  Totally compliant with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the regulations that have since been promulgated, this PDA technology is among the first to offer complicated and real-time point of care applications, previously legacy (mainframe or PC network) system applications, on a totally portable (PDA) appliance.

The Wi-Fi hotel/motel and apartment software makes use of much of the foundation technologies resident in the medical product, however, given the differences in the two markets that the products service, the hotel/motel product is much more cooperative oriented, offering more consumer transactional services with the compliment of advertising.

Our technologies and products for the hotel/motel marketplace are designed to furnish hotel and motel guests with a menu of food service, office services and other remote service (dry cleaning for instance) choices that can be electronically ordered through our PDA-based information appliance for delivery directly to the hotel/motel guest.  Employing the latest in commercial Wi-Fi technology, we wrapped the time and volume tested commercial technologies into our patent pending PDA communication networking technologies, allowing us to be the first to offer complex and real-time point of sale applications through a totally wireless (PDA) appliance.

The satellite broadcast industry product also makes use of much of the foundation technologies resident in the medical product, however, given the differences in the two markets that the products service, the satellite broadcast product is much more security and customer service oriented, offering the satellite broadcast company the ability to better configure their services for the subscriber.  This product also allows the office bound sales agent to be able to concentrate on the sale of additional services to subscribers.

Our technologies and products for the satellite broadcast marketplace are designed to allow the on-site technician the ability to configure a subscriber system in seconds while also allowing the satellite broadcast company to control the on-site technician, a person who is typically not employed by the satellite broadcast concern, thereby cutting down on fraud and waste inherent to their business models.  Our product employs their proprietary technologies coupled with the latest off-the-shelf wireless communication devices into their patent pending PDA communication networking technologies, allowing us to be the first to offer complex and real-time point of sale applications through a wireless (PDA) appliance that communicates with a satellite.

Our PDA software operates on any Microsoft Windows CE “Pocket PC” based handheld device, either in a wireless or “wired” mode.  The local host for our PDA devices is a Windows (9X, NT, XP or later) based PC, which, in turn, permits one to eight of the aforementioned PDAs to be linked to either a medical network or hotel/motel wide area network, or help-desk network, and allows each PDA to become a uniquely identified mobile node on that network, independent of PC linkage, thereby, assisting the professional, whether he be a doctor, hotel owner, hotel guest or satellite broadcast technician.

Our PDA software provides rules based software capabilities and the ability to receive order fulfillment information for over 5,000 users simultaneously, which represents approximately 3 years of user encounters in a typical network setting, and allows the user to access financial and technical data and/or rules, coverages and policies.

Recent Broadening of Focus

On November 3, 2004, and amended on December 27, 2004, we entered into a Definitive Agreement that called for a series of transactions to be completed between CareDecision, its Pharma Tech Solutions Inc. subsidiary and CareGeneration, Inc.  One of these transactions contemplated the transfer of a certain prescription drug distribution license.  Transfers of these licenses are complicated and time consuming often involving several state regulatory agencies. To mitigate any time delays associated with the license transfer, the companies entered into an exclusive business relationship whereby the Company and its subsidiary could operate while the license was in transfer. All closing activities surrounding the merger of the companies were completed on January 27, 2005. Merger certificates are in the process of being filed. Pharma Tech Solutions, Inc., a Nevada corporation, (“PTSI”) shall be the surviving merger entity.

PTSI consists of two operating units, an active, licensed wholesale prescription drug distribution business, (license is undergoing transfer owing to the merger). PTSI is also an emerging Internet pharmacy just entering the retail drug prescriptions marketplace with the goal of delivering affordable, discounted prescriptions to the 40 million uninsured and underinsured consumers in the United States.

CareDecision’s business model and plan is to combine the newly acquired wholesale and retail drug distribution businesses now managed by PTSI and couple these businesses with the capabilities to connect physicians, using CareDecision’s state-of-the-art PDA technologies, creating wholesale and retail ePharmacies similar in function to existing Internet pharmacies but directed to serving the large base of underinsured and uninsured Americans.  PTSI is also currently delivering bulk prescription drugs on a wholesale basis to clients formerly serviced by the now merged CareGeneration, Inc.

The retail prescription business – often subsidized or funded by government benefits -- is a development stage enterprise moving to take advantage of the tremendous opportunity in retail pharmacy business via direct mail order distribution of prescriptions and related products/supplies. As part of its acquisition of CareGeneration, Inc. (“CGI”), PTSI also acquired from CGI a proprietary, patent-pending retail mail order methodology for the distribution of pharmaceutical and healthcare supplies which includes:

▪

Discounted pharmaceutical and healthcare supplies marketed by mail order to minority and citizen organizations (religious groups, unions, etc.)

▪

A proprietary “biometric” secured bankcard primarily targeted to the under-insured. The bankcard is honored by any FDIC bank within the United States.

▪

Discounted pharmaceutical and healthcare supplies marketed by mail order to state Medicaid and the Federal Medicare plans.

The Company has since taken this the Bank Card concept and technology and adapted the card into a powerful tool for tracking participants and processing transactions, providing a critical method for the Company to maintain a database of “members” or product/service receivers, and their transactions.  This centrally located computer database will be used to store permanent customer history, maintain critical personal data, control and document each transaction processed, and provide the conduit for financial settlement. In addition, PTSI now has a pending agreement with a primary Chase partner/distributor to issue a collateralized debit card to each participant.

The Card will also provide a “prepayment” vehicle to eliminate any financial collection risk to the Company and can be used as a depository for incoming insurance payments on behalf of any member.  The card will only allow funds to be extracted from the account by defined providers, for specific purpose, such as payment by insurance for prescriptions.

Industry Serviced

Expenditures on prescription drugs accounts for more than 10 percent of the $1.5 trillion annual domestic healthcare market. However, a significant portion of the U.S. population – 45 million based on recent estimates or more than 15 percent of the total population – is excluded from receiving the drugs critical to health, longevity and quality of life due to a lack of health insurance. Various programs, sponsored by large hospital chains through clinics but typically through state and federal government programs, attempt to provide drug benefits to the uninsured and underinsured population, but administrative inefficiencies and government bureaucracy inhibit these programs. Management from the Kelly Companies has already conducted meetings to discuss the Company’s business strategy with the Bush Administration and other government officials.

By linking a centrally located, state-of-the-art, drug distribution facility, with an established wholesale prescription distributor, and powerful wireless technology, the Company is positioned to bring economic and administrative efficiencies to the projected $8 billion market for delivering prescriptions to medically uninsured and underinsured consumers. As one of the only organizations targeting this vast, underserved market, a market that typically includes a higher proportion of unhealthy and more elderly people, the Company is also positioned to rapidly accumulate significant market share.

The constituent pieces of the Company include capabilities to produce and assemble wireless computing devices, software development expertise for these devices, drug purchasing capabilities, and an emerging drug distribution capability through the facility under construction in Illinois.

The market for prescription drugs is expected to top $446 billion in the next decade, due to several market drivers:

•

Aging of Population.  The number of individuals over the age of 50 in the United States is projected to grow from 28% of the population presently to 40% of the population in 2005.  The aging population’s therapy needs will be in predictable categories that require continued treatment for diabetes, high cholesterol, heart disease and other health problems.  This demographic group represents the largest percentage of new prescriptions filled and obtains more prescriptions per capita annually than any other age group.

•

Life Expectancy.  The Centers for Disease Control and Prevention states that life expectancy in this country has reached an all time high of 77.2 years in 2001.  This is an increase of more than two months from 2000 when it was 76.9 years.  The rise continues an upward trend broken only once in the last decade. In 1900, a newborn American could expect to live 47.3 years. In addition to living longer, Americans are spending more on healthcare.  In 2001, healthcare spending in the United States was $1.4 trillion.

•

Introduction of new drugs. Continued introduction of new drugs for new indications, and the improvement of existing drugs, is creating continued growth for the pharmaceutical industry.

Direct-to-consumer advertising. Pharmaceutical companies have dramatically increased their focus on direct to consumer (DTC) advertising. DTC advertising now represents the second largest form of advertising for pharmaceutical companies, second only to marketing efforts targeted to health practitioners. Verispan, a leading industry analyst firm, has estimated that more than 70% of consumers identify drugs for self-diagnosed conditions via DTC advertisements, and doctors have been shown to issue prescriptions for drugs requested by consumers more than 90% of the time.

Employees

As of December 31, 2004 CareDecision currently has 5 part time and 9 full staff employees.  The full time employees are situated as follows: 6 are located in the California office, one is in North Dakota, one is in the New York office and two are based in Florida. In addition, at the time of the acquisition of CareGeneration, Inc. by the company’s Pharma Tech Solutions, Inc. subsidiary, there were 8 additional full-time personnel based in Scottsdale, AZ and one full-time and two part-time personnel in Macomb and Carthage, IL.  Management foresees the immediate hiring of additional employees over the next twelve months, as we generate sufficient revenues, in management’s opinion, to support hiring additional staff.  No employees are covered by labor agreements or contracts and management believes our relations with our employees are good.

Software Research and Development Expenditures

The Company acquired much of its software technology and intellectual properties a result of its merger with Medicius, Inc. in 2002, and has expensed all of the on-going development of those technologies and properties. Additional software research and development has subsequently occurred as part of the Company’s development of its ResidenceWare properties. From inception and through September 30, 2004, the Company’s software research and development is $308,711.

Government Regulation

Federal, state, local and foreign governmental organizations may propose or institute laws or regulations concerning various aspects of the medical industry, including electronic claims processing, electronic prescriptions and privacy matters.  CareDecision is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to the medical industry.  However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services.

Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online.  The adoption of any additional laws or regulations may decrease the demand for our products and services and increase our cost of doing business, or otherwise have an adverse effect on our business, prospects, financial condition and results of operations.

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Management's Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for period ended September 30, 2004.

CareDecision incurred net losses of $3,572,898 for nine months ended September 30, 2004.  This indicates that CareDecision's continuation, as a going concern is dependent upon our ability to obtain adequate financing.  If CareDecision were unable to obtain adequate financing necessary to continue our operations, advance our plan of operations, increase our sales, increase our inventory and working capital, we would be substantially limited.  If CareDecision were unable to properly fund our plan of operations, our continuation would be jeopardized.  Management's plan to overcome our financial difficulties consists of raising additional capital and obtaining revenues from the acquired assets of the Kelly Cos.  At this point, CareDecision has no definite plans to raise money.

The participation necessary to launch our integrated system will be accomplished through the costs of sale and marketing that are estimated to be 60% of revenue.

					June 21, 2001
	For the three months ended		For the nine months ended		(Inception) to
	September 30,		September 30,		September 30,
	2004	2003	2004	2003	2004

Statement of operations data:
Total Revenue	$ 51,670	$ 22,848	$ 181,108	$ 24,698	$ 207,251

Expenses:
Hardware costs	69,874	-	89,969	-	89,969
Network and infrastructure	25,764	-	95,462	-	95,462
General & administrative expenses	44,020	35,556	185,338	119,545	363,224
Payroll expense	100,066	48,415	265,011	171,209	664,842
Stock-based compensation for employee benefits	33,600	-	33,600	-	33,600
Professional fees	36,459	11,465	330,314	54,693	564,588
Stock-based compensation for consulting fees	410,850	152,750	1,399,369	508,750	4,477,648
Software development	33,332	-	119,640	3,950	309,611
Stock-based compensation for software development	21,600	-	21,600	-	21,600
Impairment loss on operating assets	-	-	278,428	-	1,279,198
Depreciation	19,842	80,622	77,787	246,274	255,684
Other total income (expenses):	(19,800)	(37,754)	(857,488)	(97,091)	(1,163,625)
Net (loss)	$ (763,537)	$ (343,714)	$(3,572,898)	$(1,176,814)	$ (9,111,800)
Net (loss) per share – basic and fully diluted	$ (0.00)	$ (0.00)	$ (0.02)	$ (0.01)

Net Income (Loss)

We had net losses of $3,572,898 for the nine months ending September 30, 2004. This loss was due in large part to stock-based compensation for consulting fees and other professional fees.

Internal and External Sources of Liquidity

We believe our cash and cash equivalents of $558,185 will be sufficient to fund ongoing fiscal 2005 and 2006 operations and provide for our working capital needs.  Our ability to continue as a going concern is contingent upon our ability to achieve and maintain profitable operations.  Revenues generated over and above expenses will be used for further development of our services, to provide financing for marketing and promotion, to secure additional customers, equipment and personnel, and for other working capital purposes.

To date, we have financed our cash flow requirements through a public issuance of common stock and through the issuance of notes.  During our normal course of business, we will experience net negative cash flows from operations, pending receipt of revenues.  Further, we may be required to obtain financing to fund operations through additional common stock offerings and bank borrowings, to the extent available, or to obtain additional financing to the extent necessary to augment our available working capital.

Description of Property

The Company’s headquarters and facilities are located at 2660 Townsgate Road, Suite 300, Westlake Village, CA 91361.  In addition the CEO of CareDecision, Robert Cox, at no cost to the corporation, is currently providing facilities in New York, which are available to the Company upon request and are used by Mr. Cox when he is not traveling.   CareDecision’s offices are housed in the space formerly occupied by Medicius, approximately 2300 sq. feet, located at 2660 Townsgate Road, Suite 300, Westlake Village, CA.  In addition the company maintains offices in a 17,500 sq. foot facility for its Pharma Tech Solutions, Inc. operations at 15945 N. 76th St. Scottsdale AZ 85260.  The Company shares this office with Futurecom Global, Inc., a company owned and controlled by Ronald Kelly, the former controlling shareholder of CareGeneration, Inc., which was recently acquired by the Company’s subsidiary. Also, the Company rents a warehouse and prescription drug distribution facility in Carthage, IL. The Company’s California offices are rented on a month-to-month basis at a cost to the Company of $3750.00 per month. The Company is making plans to consolidate its offices into new space in or around Westlake Village, CA. As of January 1, 2005 the facility in Scottsdale, AZ had 5 months remaining on its lease at $17,750.00 per month.  The Company pays one half of this lease payment. The Company has entered into a one-year lease, expiring on December 31, 2005, at 96 S. Madison, Carthage, IL owing to its recent acquisitions of the prescription drug warehouse and distribution businesses.  The rent on this facility is $3750.00 and the lessor is a related party.  We do not have any proposed programs for the renovation, improvement or development of our office space. We do plan to consolidate our offices and to relocate in the foreseeable future.  If additional facilities are needed, management believes that suitable expansion space is available to meet our future needs at commercially reasonable terms.

Certain Relationships And Related Transactions

There have been no actual or proposed transaction that occurred over the past two years to which any person related to the issuer had or is to have a direct or indirect material interest as set forth in item 404 of Regulation S-B of the Securities and Exchange Act of 1933.

[Balance of this page intentionally left blank.]

Compensation Table

The table below sets forth information concerning compensation for the named executive officer of the Company for the periods indicated.

SUMMARY COMPENSATION TABLE

Annual Compensation					Awards		Payouts
Name &				Other Annual	Restricted	Securities	Long-Term	All Other
Principal		Salary	Bonus	Compen -	Stock	Underlying	Incentive Plan	Compen-
Position	Year	($)	($)	sation ($)	Award(s)	Options (#)	Payouts ($)	sation ($)

Robert Cox,	2004	40,450
President	2003	30,000			750,000	750,000
	2002	30,000
	2001	100,000

Keith Berman,	2004	16,600
Secretary	2003	16,600			625,000	625,000
Treasurer	2002	16,820

Directors’ compensation:

As compensation for their services as members of the board of directors, the Company in 2003 issued to each independent board member stock options to purchase 20,000 shares of common stock at an exercise price of $.025 per share.  These options are exercisable in full commencing December 19, 2003, and expire December 19, 2008. Outside directors are also paid a fee of $2,500 per quarter or $10,000 per year.  The board members who are executives of the Company received no additional compensation in excess of their management remuneration.

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CareDecision Corporation

(a Development Stage Company)

Page
PART I - FINANCIAL INFORMATION

Item 1. Financial Statements	3

Consolidated Balance Sheet September 30, 2004 (unaudited)	4

Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2004 and 2003 (unaudited) and For the Period June 21, 2001 (Inception) to September 30, 2004 (unaudited)	5

Consolidated Statements of Cash Flows For the Nine Months Ended September 30, 2004 and 2003 (unaudited) and For the Period June 21, 2001 (Inception) to September 30, 2004 (unaudited)	6

Notes to Financial Statements	7

Item 2. Management's Discussion and Analysis or Plan of Operation	10

Item 3. Controls and Procedures	16

PART II - OTHER INFORMATION

Item 6(a). Exhibits	17

Item 6(b). Reports Filed on Form 8-K	17

SIGNATURES	18

Part I - Financial Information

Item 1. Financial Statements

CareDecision Corporation

(a Development Stage Company)

Consolidated Balance Sheet

as of

September 30, 2004 (unaudited)

and

Consolidated Statements of Operations

for the Three and Nine Months Ended

September 30, 2004 (unaudited) and 2003 (unaudited),

and For the Period

June 21, 2001 (Inception) to September 30, 2004 (unaudited)

and

Consolidated Statements of Cash Flows

for the Nine Months Ended

September 30, 2004 (unaudited) and 2003 (unaudited),

and For the Period

June 21, 2001 (Inception) to September 30, 2004 (unaudited)

CareDecision Corporation

(a Development Stage Company)

Consolidated Balance Sheet

(unaudited)

Assets	September 30,
2004
Current assets:
Cash and equivalents	$558,185
Accounts receivable, net	50,407
Inventory	59,685
Note receivable	-
Total current assets	668,277

Fixed assets, net	314,073

Other	-

$982,350

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$50,000
Note payable to shareholder	10,497
Notes payable	-
Total current liabilities	60,497

Long-term debt	700,088
Convertible notes – related party	531

761,116

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares
authorized, 207,526 shares issued and outstanding	208
Common stock, $0.001 par value, 1,200,000,000 shares
authorized, 224,906,421 issued and outstanding	224,906
Additional paid-in capital	9,107,921
(Deficit) accumulated during development stage	(9,111,800)
221,234

$982,350

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

(a Development Stage Company)

Consolidated Statements of Operations

(unaudited)

					June 21, 2001
	For the three months ended		For the nine months ended		(Inception) to
	September 30,		September 30,		September 30,
	2004	2003	2004	2003	2004

Revenue	$ 51,670	$ 22,848	$ 181,108	$ 24,698	$ 207,251

Expenses:
Hardware costs	69,874	-	89,969	-	89,969
Network and infrastructure	25,764	-	95,462	-	95,462
General and administrative expenses	44,020	35,556	185,338	119,545	363,224
Payroll expense	100,066	48,415	265,011	171,209	664,842
Stock-based compensation	33,600	-	33,600	-	33,600
for employee benefits
Professional fees	36,459	11,465	330,314	54,693	564,588
Stock-based compensation	410,850	152,750	1,399,369	508,750	4,477,648
for consulting fees
Software development	33,332	-	119,640	3,950	309,611
Stock-based compensation	21,600	-	21,600	-	21,600
for software development
Impairment loss on operating assets	-	-	278,428	-	1,279,198
Depreciation	19,842	80,622	77,787	246,274	255,684
Total expenses	795,407	328,808	2,896,518	1,104,421	8,155,426

Net operating (loss)	(743,737)	(305,960)	(2,715,410)	(1,079,723)	(7,948,175)
Other income (expense):
(Loss) on debt settlement	-	(25,000)	(377,136)	(62,094)	(480,155)
Interest income	1,200	-	2,204	561	4,995
Financing costs	-	-	(408,255)	-	(408,255)
Interest (expense)	(21,000)	(12,754)	(74,301)	(35,558)	(280,210)

Net (loss)	$ (763,537)	$ (343,714)	$(3,572,898)	$ (1,176,814)	$ (9,111,800)

Weighted average number of
common shares outstanding –
basic and fully diluted	216,394,551	100,990,475	183,469,542	92,711,681

Net (loss) per share – basic and fully diluted	$ (0.00)	$ (0.00)	$ (0.02)	$ (0.01)

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

(a Development Stage Company)

Consolidated Statements of Cash Flows

(unaudited)

			June 21, 2001
	For the nine months ended		(inception) to
	September 30,		September 30,
	2004	2003	2004

Cash flows from operating activities
Net (loss)	$(3,572,898)	$(1,176,814)	$(9,111,800)
Adjustment to reconcile net (loss) to
net cash (used) by operating activities:
Stock-based compensation for employee benefits	33,600	-	33,600
Stock-based compensation for consulting fees	1,399,369	508,750	4,498,510
Stock-based compensation for professional fees	293,855	-	293,855
Stock-based compensation for software development	21,600	-	21,600
Stock-based compensation for financing costs	423,977	-	423,977
Warrants issued for interest expense	-	-	112,800
Loss on impairment of operating assets	278,428	-	1,279,198
Loss on debt settlement	377,136	62,094	480,155
Depreciation	77,787	246,274	255,684
Changes in operating assets/liabilities
(Increase) decrease in accounts receivable	(50,407)	5,376	(50,407)
Increase in notes receivable	-	(34,248)	-
(Increase) in inventory	(59,685)	-	(59,685)
Increase in accounts payable	50,000	-	50,000
Increase in accrued interest related to long-term debts	-	3,095	-
(Decrease) in other liabilities	(2,180)	-	-
Net cash (used) by operating activities	(729,418)	(385,473)	(1,772,513)

Cash flows from financing activities
Convertible notes – related party	(13,869)	50,000	(13,869)
Proceeds from long-term debt	721,088	25,000	1,246,088
Proceeds from note payable to shareholder	35,334	130,606	132,302
Payments on note payable to shareholder	(109,623)	(22,237)	(154,534)
Issuance of common stock	625,400	135,350	1,120,711
Net cash provided by financing activities	1,258,330	318,719	2,330,698

Net increase in cash	528,912	(66,754)	558,185
Cash – beginning	29,273	111,101	-
Cash – ending	$558,185	$44,347	$558,185

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash transactions:
Number of common shares issued for stock-based compensation	94,210,500	26,309,748	144,987,985
Number of warrants issued for interest expense	10,000,000	-	34,000,000
Number of common shares issued for settlement	6,510,000	741,875	8,251,875
Number of common shares issued to acquire software	800,000	2,500,000	3,300,000
Number of common shares issued for accounts payable	2,000,000	-	2,000,000
Number of common shares issued as dividend	-	-	6,469,161
Number of stock options issued as compensation	-	-	19,750,000
Number of common shares issued for conversion of debt to equity	7,350,000	-	7,350,000
Number of preferred shares issued for financing costs	207,526	-	207,526

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

(a Development Stage Company)

Notes

Note 1 – Basis of presentation

The consolidated interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these consolidated interim financial statements be read in conjunction with the consolidated financial statements of the Company for the period ended December 31, 2003 and notes thereto included in the Company's Form 10-KSB.  The Company follows the same accounting policies in the preparation of consolidated interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 – Fixed assets

Depreciation expense totaled $77,787 and $246,274 for the nine-month periods ended September 30, 2004 and 2003, respectively.

Note 3 – Impairment loss on operating assets

On June 30, 2004, the Company determined that it should write down certain fixed assets acquired with the Medicius, Inc. merger as an impairment loss after comparing the carrying value of the assets with the estimated future cash flows expected to result from the use of the assets. Accordingly, the write down resulted in the realization of a $278,428 impairment loss on operating assets recorded on the Statement of Operations for the nine months ended September 30, 2004.

CareDecision Corporation

(a Development Stage Company)

Notes

Note 4 – Notes payable

M and E Equities, LLC Renegotiated Note

Based on terms negotiated on March 4, 2002, and after a further documentation process that was completed on April 23, 2002, Medicius, Inc., the Company’s merger partner in its June 2002 merger, was loaned $475,000 from M and E Equities, LLC (M&E) (as previously discussed in Note 6).  A condition of the loan stipulated that Medicius, Inc. complete its merger with the Company and become a fully reporting public company.  As of December 31, 2003, after a partial payment of interest and principal and a settlement of a legal dispute that arose over this note and other issues, the remaining value of the note and accrued interest was $522,527.  On March 2, 2004, the Company renegotiated its debt with M&E.  The terms of the agreement are stipulated as follows:

•

$320,000 is paid to M&E by Wells & Company, Inc., Lima Capital, Inc., JC Financial, Inc. and Corporate Architects, Inc. to satisfy a remaining principal amount of $400,000.

•

M&E agreed to transfer 10,000,000 of the Class A Warrants, formerly issued by Medicius, Inc., with an expiration date of January 5, 2005 to Empyreon.net Corp. for $30,000, and 2,000,000 Class A Warrants to Mr. Moshe Mendlowitz for $20.00.  The Company incurred interest expense during the nine months ended September 30, 2004 totaling $405,700, the deemed value of the Warrants on the transfer date based on the Black-Scholes Valuation Model.

•

The outstanding note balance of $200,526 was recapitalized into 207,526 shares of the Company’s $0.001 par value Class A 2002 Convertible Preferred Stock and registered in M&E’s name.  Each share of Class A 2002 Convertible Preferred Stock is convertible into 18 shares (3,717,468 total) of the Company’s $0.001 par value common stock at $0.055556 per share.  M&E agrees to hold the Preferred Shares for a minimum of one year, pursuant to Rule 144, with no conversions allowed during that period of time.  After the one year, M&E may convert and sell only 500,000 shares of the Company’s $0.001 par value common stock every 60 days as permissible by Rule 144.

Pinnacle Investment Partners, LP Promissory Note

On March 24, 2004, the Company was loaned $700,000 from Pinnacle Investment Partners, LP (Pinnacle).  The Secured Convertible Promissory Note bears interest at the rate of 12% per annum, matures September 25, 2004, except if extended for an additional six months at the option of the company, and was secured by 17,000,000 shares of the Company’s $0.001 par value common stock.  Pinnacle may, at its option, at any time from time to time, elect to convert some or all of the then-outstanding principal of the Note into shares of the Company’s $0.001 par value common stock at a conversion price of $0.08 per share, unless such conversion would result in Pinnacle being deemed the “beneficial owner” of 4.99% or more of the then-outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  In the event the Company fails to pay any installment or principal or interest when due, the interest rate will then accrue at a rate of 24% per annum on the unpaid balance until the payment default is cured.

Between September 25, 2004, and October 18, 2004, Pinnacle and the Company negotiated an extension to the Pinnacle Note with a separate set of renewal terms.  On October 19, 2004, the Pinnacle Note was extended by the parties by virtue of a renewal and settlement agreement through January 24, 2005. The Company was required to provide additional security of 2,000,000 shares of the Company’s $0.001 par value common stock, and Pinnacle was provided with a new election to convert some or all of the then-outstanding principal of the Note into shares of the Company’s $0.001 par value common stock at a conversion price of $0.045 per share.  In addition, should the company complete a merger or similar transaction with the Kelly Companies prior to January 24, 2005, the Note will automatically be extended through March 25, 2005 with additional security due.

CareDecision Corporation

(a Development Stage Company)

Notes

The Company recorded interest expense totaling $74,301 and $35,558 during the nine months ended September 30, 2004 and 2003.  The Company also recorded financing costs totaling $408,255 during the nine months ended September 30, 2004.

Note 5 – Stockholder’s equity

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock and 1,200,000,000 shares of $0.001 par value common stock.

Preferred stock

The Company issued 207,526 of its $0.001 par value preferred shares for financing costs of $354,800.  Each preferred share is convertible into 18 shares of the Company’s $0.001 par value common stock at $1.00 per share.

Common stock

The Company issued 7,350,000 shares of its $0.001 par value common stock to various individuals to convert $522,000 in debt to equity during the nine months ended September 30, 2004.

During the nine months ended September 30, 2004, the Company issued 77,210,500 shares of its $0.001 par value common stock to various individuals and entities for consulting services for the company’s hotel network business, consulting fees associated with the company’s proposed merger with the Kelly companies, finders’ fees to two individuals who introduced the company to its proposed satellite e-broadcast partner, finders’ fees to two individuals who introduced the company to the Kelly Companies, agent’s fees associated with the company’s proposed acquisition of MDU Services, Inc., agent’s fees for the introduction and fees associated with the company’s recent agreement with an e-business partner for the hotel product sector, contract fees associated to develop and complete certain software for its hotel sector product and technical expenses incurred associated with this agreement, documentation and initiation fees owing to the Pinnacle Note investment,  collectively valued at $1,399,369 and professional fees valued at $293,855. Also as of September 30, 2004, the company has placed in escrow 17,000,000 shares of its $0.001 par value common stock as security for the Pinnacle Note investment.

The Company issued 6,510,000 shares of its $0.001 par value common stock in order to settle the dispute with investors and agents which arose over the M&E Note, and which allowed the M&E Note to be settled and converted.  The value of the shares was $377,136 and is recorded as a loss on debt settlement during the nine months ended September 30, 2004.

On July 31, 2004, a note holder elected to convert its $50,000 face value loan into 2,000,000 shares of the Company’s $0.001 par value common stock in full satisfaction of the loan plus accrued interest.

There have been no other issuances of preferred or common stock.

Note 6 – Subsequent events

On August 4, 2004 the Company received proposal for a possible merger with a division or divisions of a $100-plus million company, and two other entities controlled by the same party. On August 16, 2004 the Company completed a Preliminary Agreement to merge with these entities, more commonly known as the Kelly Companies, two corporations and a division of a third corporation owned or controlled by Ronald Kelly.  On November 3, 2004 the Company entered into a more comprehensive agreement that called for a series of transactions to be completed in December 2004, between the Company and the Kelly Companies, that when accomplished would aggregate the three entities into the Company whereby the Company would be the surviving entity.

PAGE

INDEPENDENT AUDITOR’S REPORT	F-1

CONSOLIDATED BALANCE SHEETS	F-2

CONSOLIDATED STATEMENTS OF OPERATIONS	F-3

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	F-4 to F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-6

NOTES TO FINANCIAL STATEMENTS	F-7 to F-20

Beckstead and Watts, LLP

Certified Public Accountants

3340 Wynn Road, Suite B

Las Vegas, NV 89102

702.257.1984

702.362.0540(fax)

INDEPENDENT AUDITORS’ REPORT

Board of Directors

CareDecision, Inc. (formerly ATR Search Corporation)

New York, New York

We have audited the Balance Sheets of CareDecision, Inc. (formerly ATR Search Corporation) (the “Company”) (A Development Stage Company), as of December 31, 2003 and 2002, and the related Statements of Operations, Stockholders’ Equity, and Cash Flows for the years then ended and for the period June 21, 2001 (Date of Inception) to December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CareDecision, Inc. (formerly ATR Search Corporation) (A Development Stage Company) as of December 31, 2003 and 2002, and the results of its operations and cash flows for the years then ended and for the period June 21, 2001 (Date of Inception) to December 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

/s/ Beckstead and Watts, LLP

March 29, 2004

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Consolidated Balance Sheets

	December 31,	December 31,
	2003	2002
		(RESTATED)
Assets

Current assets:
Cash and equivalents	$29,273	$111,101
Prepaid interest	-	67,680
Loan to shareholder	-	9,576
Notes receivable	50,000	5,376
Total current assets	79,273	193,733

Fixed assets, net	670,288	621,625

	$749,561	$815,358

Liabilities and Stockholders’ Equity

Current liabilities:
Notes payable to officers – short term portion	$82,568	$-
Note payable	572,527	-
Revolving line of credit	2,180	-
Total current liabilities	657,275	-

Notes payable to officers – long term portion	14,400	-
Long-term debts	-	496,105

	671,675	496,105

Commitments and contingencies	-	-

Stockholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized,
120,244,921 and 75,364,137 shares issued and outstanding
as of 12/31/03 and 12/31/02, respectively	120,245	75,364
Additional paid-in capital	5,513,055	3,630,495
(Deficit) accumulated during development stage	(5,555,414)	(3,386,606)
	77,886	319,253

	$749,561	$815,358

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Consolidated Statements of Operations

			June 21, 2001
	For the year ended		(inception) to
	December 31,		December 31,
	2003	2002	2003
		(RESTATED)	(RESTATED)

Revenue	$ 75,813	$ 2,000	$ 77,813

Expenses:
General & administrative expenses	148,192	77,712	246,069
Payroll expense	213,012	186,819	399,831
Professional fees	62,422	171,852	234,274
Stock-based compensation	1,433,797	1,319,482	3,078,279
Software development	60,971	129,000	189,971
Impairment loss on operating assets	-	1,000,770	1,000,770
Depreciation	132,587	41,310	177,897
Total expenses	2,050,981	2,926,945	5,327,091

Net operating (loss)	(1,975,168)	(2,924,945)	(5,249,278)

Other income (expense):
(Loss) on settlement	(77,094)	(25,925)	(103,019)
Interest income	561	2,230	2,791
Interest (expenses)	(117,107)	(88,802)	(205,909)

Net (loss)	$ (2,168,808)	$ (3,037,442)	$ (5,555,415)

Weighted average number of common
shares outstanding – basic and fully diluted	94,259,147	43,176,595

Net (loss) per share – basic and fully diluted	$ (0.02)	$ (0.07)

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity

				(Deficit)
				Accumulated
	Common Stock		Additional	During
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance, December 31, 2001 (RESTATED)	19,180,000	$19,180	$ 387,477	$ (349,164)	$ 57,493

Shares issued for consulting services on 3/6/2002	1,825,000	1,825	271,925		273,750

Shares issued for consulting services on 4/19/2002	500,000	500	42,000		42,500

Warrants issued for interest expense on 4/23/2002	-	-	112,800		112,800

Shares received and cancelled in
satisfaction of obligation on 6/28/2002	(1,935,000)	(1,935)	(96,750)		(98,685)

Shares issued pursuant to merger agreement on 7/9/2002	32,968,863	32,969	1,473,053		1,506,022

Shares issued for consulting services on 8/1/2002	3,000,000	3,000	147,000		150,000

Shares issued for Medicius shares on 8/1/2002	1,725,000	1,725	196,996		198,721

Shares issued for consulting services on 8/9/2002	2,000,000	2,000	138,000		140,000

Shares issued for consulting services on 10/2/2002	950,000	950	41,800		42,750

Shares issued for consulting services on 10/8/2002	6,327,737	6,328	310,059		316,387

Shares issued for cash on 11/21/2002	2,539,574	2,540	197,460		200,000

Shares issued for consulting services on 11/21/2002	3,515,000	3,515	253,080		256,595

Shares issued for cash on 11/21/2002	1,267,963	1,268	59,594		60,862

Shares issued for consulting services 12/17/2002	1,500,000	1,500	96,000		97,500

Net (loss), year ended December 31, 2002				(3,037,442)	(3,037,442)

Balance, December 31, 2002 (RESTATED)	75,364,137	75,364	3,630,495	(3,386,606)	319,253

Stock options to acquire 5,500,000 shares
of common stock granted on January 21, 2003	-	-	62,150		62,150

Shares issued for consulting services on 1/24/2003	5,500,000	5,500	225,500		231,000

Shares issued for cash on 4/22/2003	1,000,000	1,000	49,000		50,000

Stock options to acquire 6,950,000 shares
of common stock granted on July 18, 2003	-	-	141,085		141,085

Share dividend issued on 7/21/2003	6,469,161	6,469	362,273		368,742

Shares issued for services on 8/18/2003	1,800,000	1,800	123,200		125,000

Shares issued for consulting services on 8/18/2003	2,500,000	2,500	122,500		125,000

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Consolidated Statement of Changes in Stockholders’ Equity, Cont’d

				(Deficit)
				Accumulated
	Common Stock		Additional	During
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity

Shares issued to acquire operating software on 9/12/2003	2,500,000	2,500	178,750		181,250

Shares issued for services on 9/12/2003	15,059,748	15,060	25,480		40,540

Shares issued for settlement on 9/12/2003	741,875	742	36,352		37,094

Shares issued for cash on 9/18/2003	2,000,000	2,000	99,600		101,600

Shares issued for cash and services on 9/30/2003	850,000	850	41,650		42,500

Shares issued for services on 9/30/2003	1,000,000	1,000	49,000		50,000

Shares issued for cash and services on 11/8/2003	950,000	950	46,550		47,500

Stock options to acquire 7,300,000 shares
of common stock granted on November 24, 2003	-	-	91,980		91,980

Cancellation of shares on 11/26/2003	(1,290,000)	(1,290)	1,290		-

Shares issued for services on 11/26/2003	1,000,000	1,000	49,000		50,000

Shares issued for services on 11/26/2003	2,500,000	2,500	87,500		90,000

Shares issued for settlement on 12/3/2003	1,000,000	1,000	39,000		40,000

Shares issued for cash on 12/17/2003	800,000	800	31,200		32,000

Shares issued for cash on 12/18/2003	500,000	500	19,500		20,000

Net (loss), year ended December 31, 2003				(2,168,808)

Balance, December 31, 2003	120,244,921	$ 120,245	$ 5,513,055	$ (5,555,414)	$ 2,246,694

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Consolidated Statements of Cash Flows

			June 21, 2001
	For the year ended		(inception) to
	December 31,		December 31,
	2003	2002	2003
Cash flows from operating activities		(RESTATED)	(RESTATED)
Net (loss)	$(2,168,808)	$(3,037,442)	$(5,555,415)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for stock-based compensation	1,433,797	1,319,482	3,099,141
Warrants issued for interest expense	-	112,800	112,800
Loss on settlement	77,094	-	77,094
Impairment loss on operating assets	-	1,000,770	1,000,770
Depreciation	132,587	41,310	177,897
Changes in operating assets and liabilities
(Increase) decrease in prepaid interest	67,680	(67,680)	-
(Increase) decrease in loan to shareholder	9,576	(9,576)	-
(Increase) in note receivable	(44,624)	(5,376)	(50,000)
Increase in accrued interest related to long-term debts	26,422	21,105	47,527
Increase (decrease) in accounts payable	-	(154)	-
Net cash (used) by operating activities	(466,276)	(624,761)	(1,090,186)

Cash flows from financing activities
Proceeds from notes payable to shareholders	96,968	-	96,968
Proceeds from revolving line of credit	2,180	-	2,180
Proceeds from long-term debts	50,000	475,000	525,000
Issuance of common stock	235,300	260,862	495,311
Net cash provided by financing activities	384,448	735,862	1,119,459

Net increase in cash	(81,828)	111,101	29,273
Cash – beginning	111,101	-	-
Cash – ending	$29,273	$111,101	$29,273

Supplemental disclosures:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash transactions:
Number of shares issued for stock-based compensation	31,159,748	19,617,737	50,777,485
Number of warrants issued for interest expense	-	24,000,000	24,000,000
Number of shares issued for settlement	1,741,875	-	1,741,875
Number of shares issued to acquire software	2,500,000	-	2,500,000
Number of shares issued as dividend	6,469,161	-	6,469,161
Number of stock options issued as compensation	19,750,000	-	19,750,000

The accompanying notes are an integral part of these financial statements.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Note 1 – Significant accounting policies and procedures

Organization

The Company was organized March 2, 2001 (Date of Inception) under the laws of the State of Nevada, as ATR Search Corporation.  On June 21, 2002, the Company merged Medicius, Inc. and filed amended articles of incorporation changing its name to CareDecision Corporation.

The Company has a limited history of operations, and in accordance with SFAS #7, the Company is considered a development stage company.

Merger agreement with Medicius, Inc. (MED)

On June 21, 2001, the Company entered into an agreement with MED whereby the Company acquired all of the issued and outstanding common stock of MED in exchange for 38,043,863 voting shares of the Company’s $0.001 par value common stock.  The merger was accounted for using the purchase method of accounting as applicable to “change of control” mergers because the former stockholders of MED controlled the Company’s common stock immediately upon conclusion of the transaction.  The value of the acquired fixed assets on the merger date was $1,704,703.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There are no cash equivalents as of December 31, 2003 and 2002.

Investments

Investments in companies over which the Company exercises significant influence are accounted for by the equity method whereby the Company includes its proportionate share of earnings and losses of such companies in earnings.  Other long-term investments are recorded at cost and are written down to their estimated recoverable amount if there is evidence of a decline in value, which is other than temporary.

Fixed assets

Fixed assets are stated at the lower of cost or estimated net recoverable amount.  The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

    Computer equipment    5 years

       Software     5 years

       Office furniture and fixtures   7 years

Repairs and maintenance expenditures are charged to operations as incurred.  Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset.  When assets are retired or sold, the costs and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Consolidation policy

The accompanying Consolidated Financial Statements include the accounts of the Company and its majority-owned subsidiary corporations, after elimination of all material intercompany accounts, transactions, and profits.  Investments in unconsolidated subsidiaries representing ownership of at least 20% but less than 50%, are accounted for under the equity method.  Nonmarketable investments in which the Company has less than 20% ownership and in which it does not have the ability to exercise significant influence over the investee are initially recorded at cost and periodically reviewed for impairment.  As of December 31, 2003 and 2002, the Company did not have nonmarketable investments.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Revenue recognition

Revenue from proprietary software sales that does not require further commitment from the company is recognized upon shipment.  Consulting revenue is recognized when the services are rendered. License revenue is recognized ratably over the term of the license.

The cost of services, consisting of staff payroll, outside services, equipment rental, communication costs and supplies, is expensed as incurred.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in general and administrative expenses as of December 31, 2003 and 2002.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2003 and 2002.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.  These financial instruments include cash and accounts payable.  Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Impairment of long-lived assets

The Company reviews its long-lived assets and intangibles periodically to determine potential impairment by comparing the carrying value of the long-lived assets with the estimated future cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future cash flows be less than the carrying value, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. There were no impairment losses recognized in 2003.

On December 31, 2003, the Company determined that it should write down certain fixed assets acquired with the Medicius, Inc. merger as an impairment loss after comparing the carrying value of the assets with the estimated future cash flows expected to result from the use of the assets.  In addition the company has determined that it might sell or hypothicate certain of these assets. Accordingly, the write down resulted in the realization of a $1,000,770 impairment loss on operating assets recorded on the Restated Statement of Operations for the year ended December 31, 2002.

Reporting on the costs of start-up activities

Statement of Position 98-5 (SOP 98-5), “Reporting on the Costs of Start-Up Activities,” which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred.  SOP 98-5 is effective for fiscal years beginning after December 15, 1998.  With the adoption of SOP 98-5, there has been little or no effect on the Company’s financial statements.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  There were no securities considered to be dilutive in the computation of earnings (loss) per share.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

Segment reporting

The Company follows Statement of Financial Accounting Standards No. 130, “Disclosures About Segments of an Enterprise and Related Information.”  The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Recent pronouncements

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2003.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of SFAS No. 123.” This Statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 is not expected to have a material impact on the company’s financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation (“FIN”) No. 45, “Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others”, an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, “Disclosure of Indirect Guarantees of Indebtedness of Others”. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2003; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes that the adoption of such interpretation does not have a material impact on its financial position or results of operations and has adopted such interpretation during fiscal year 2003, as required.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities”, an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company adopted the provisions of FIN No. 46 during the first quarter of fiscal 2003.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003. The effect of adopting SFAS No. 150 will be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. SFAS No. 150 did not have any impact on the Company’s financial position or results of operations.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Stock-Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (“SFAS No. 123”), Accounting for Stock-Based Compensation, to stock-based employee compensation:

	2003	2002
Net (loss), as reported	$(2,168,808)	$(3,037,442)
Deduct: Total stock-based non-employee compensation expense determined under fair value based methods for all awards, net of related tax effects	(221,450)	( -)
Pro forma net (loss)	$(2,390,258)	$(3,037,442)
Net (loss) per common share
Basic (loss) per share, as reported	$(.02)	$(.07)
Basic per share, pro forma	$(.025)	$(.07)

As required, the pro forma disclosures above include options granted during each fiscal year. Consequently, the effects of applying SFAS No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

Year end

The Company has adopted December 31 as its fiscal year end.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Note 2 – Restatement of financial statements due to change in accounting principle

The Company determined during the year ending December 31, 2003 that it is appropriate to reclassify software acquired in 2001 and 2002 from intellectual property to fixed assets.  The Company also determined that it should write down certain assets as an impairment loss given its current business focus and its decision to sell or hypothicate these assets.  The effect of the change required a restatement of the December 31, 2002 financial statements in order to properly reflect the asset reclassification and the related adjustment to depreciation expense and impairment loss on operating assets.  The effect of this change was to increase net loss for the year ended December 31, 2002 by $1,000,770.  Retained earnings as of January 1, 2002 has been adjusted for the retroactive application of the change in accounting principle.

Note 3 – Fixed assets

On February 5, 2003, the Company acquired fully-developed software valued at $181,250 from CareDecision.net, Inc., the former parent corporation of Medicius, Inc.  Medicius, Inc. was acquired by the Company in June 2002. Several of the control persons from CareDecision.net, Inc. are in similar positions of control at the Company.

Fixed assets consists of the following:

	December 31, 2003	December 31, 2002
		(RESTATED)
Computer and office equipment	$ 260,286	$ 260,286
Software	583,899	402,649

	844,185	662,935
Less accumulated depreciation	(173,897)	(41,310)

Total	$ 670,288	$ 621,625

Depreciation expense totaled $132,587 and $41,310 for the years ended December 31, 2003 and 2002, respectively.

Note 4 – Accounts receivable and interest receivable

As of December 31, 2003, the Company accepted one order from a group of hotels, totaling $50,000, through an unrelated company.  The Company issued terms of net 30 days and offered a total of $100,000 receivable credit dependent upon payment according to terms.  As of February 29, 2004 the company had received $26,500 in progress payments and had extended additional credit to this unrelated party in the current period.

During the year ended December 31, 2003, the Company recorded interest income of $561.

Note 5 – Convertible note

During the year ended December 31, 2003, the Company received a loan totaling $50,000 from a Company shareholder.  The note is convertible into 1,538,500 shares of the Company’s $0.001 par value common stock at a strike price of $0.0325 per share.  The convertible note also carries with it 1,538,500 warrants exercisable on a one-for-one basis at a strike price of $0.0325 per share.  On April 22, 2003, the holder elected to convert the note into 1,538,500 shares of the Company’s $0.001 par value common stock.  For the year ended December 31, 2003, the Company recorded $26,923 of deemed interest related to the conversion feature of this Note into common stock based upon the fair value of the common stock at the loan origination date.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Note 6 – Notes payable and long-term debt

The Company owed two of its officers and directors $96,968 as of December 31, 2003.  The short-term Notes totaling $82,568 bear interest at 9% per annum and are due on demand.  The long-term note totaling $14,400 bears interest at 9% per annum and is due in full on December 31, 2004.

The Company owed an unrelated entity $50,000 as of December 31, 2003.  The Note bears interest at 9.75% per annum and is due in full on March 26, 2007.

On April 23, 2002, the Company was loaned $475,000 from M and E Equities, LLC (M&E).  The loan is due in full on April 23, 2004, and bears interest at a rate of 9% per annum.  The principal and interest of the note are convertible into 7,350,000 shares of the Company’s $0.001 par value common stock.  The Note also has attached 12,000,000 Class A Warrants. The note is secured by certain assets of the Company, acquired as a result of its merger in 2002 with Medicius, Inc. The lenders security also includes accounts receivable, inventory, fixed assets, and intangible assets associated with the assets acquired by the company in its merger with Medicius, Inc.  As of December 31, 2003, the value of the note and accrued interest was $522,527.  On March 2, 2004, the Company renegotiated its debt with M&E in full (see Note 13 – Subsequent events below).

The Company recorded interest expense of $117,107 and $88,802 during the years ended December 31, 2003 and 2002, respectively.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Note 7 – Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method.   SFAS No.  109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.  Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

  U.S federal statutory rate      (34.0%)

  Valuation reserve                    34.0%

  Total                                            -%

As of December 31, 2003, the Company has a net operating loss carry forward of approximately $5,555,414.  The related deferred asset has been fully reserved.

Note 8 – Stockholder’s equity

The Company issued a total of 32,968,863 shares of its $0.001 par value common stock pursuant to its merger with Medicius, Inc. whereby each shareholder received three Company shares for every one Medicius, Inc. share held.  The Company acquired approximately $1,506,022 in tangible and intangible assets as a result of the merger.

During the year ended December 31, 2002, the Company issued 1,725,000 shares of its $0.001 par value common stock to CareDecision.net, Inc. pursuant to its election to convert 700,000 shares of Medicius, Inc. $0.001 par value preferred stock into the Company’s common stock.

During the year ended December 31, 2002, the Company issued 2,539,574 shares of its $0.001 par value common stock for cash totaling $200,000.

During the year ended December 31, 2002, the Company issued 1,267,963 shares of its $0.001 par value common stock to an officer of the Company for cash totaling $40,000.

During the year ended December 31, 2002, the Company issued 19,617,737 shares of its $0.001 par value common stock to various individuals and entities for consulting services valued at $1,405,732, the fair market value of the underlying shares on the dates of issuance.

During the year ended December 31, 2002, the Company cancelled 1,935,000 shares of its $0.001 par value common stock to satisfy an obligation valued at $98,685.

During the year ended December 31, 2003, the Company issued 31,159,748 shares of its $0.001 par value common stock to various individuals and entities for consulting services valued at $769,840, the fair market value of the underlying shares on the dates of issuance.

During the year ended December 31, 2003, the Company issued 5,100,000 shares of its $0.001 par value common stock for cash totaling $235,300.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

The Company issued 6,469,161 shares of its $0.001 par value common stock as a dividend to its shareholders of record as of June 3, 2003, the grant date.  The fair market value of the shares on the grant date was $0.061 per share resulting in compensation to the shareholders totaling $394,619.

During the year ended December 31, 2003, the Company issued 2,500,000 shares of its $0.001 par value common stock to acquire operating software valued at $181,250.

During the year ended December 31, 2003, the Company issued 1,741,875 shares of its $0.001 par value common stock as a dispute settlement valued at $77,094.

Note 9 – Related party transactions

On July 1, 2002, Keith Berman, a beneficial owner and officer of the Company, contributed equipment valued at $27,857.  The equipment is recorded as part of the total fixed assets received from the merger with Medicius, Inc.

Medicius, Inc. acquired operating software from CareDecision.net, Inc, a privately owned corporation that completed several transactions with the Company.  Pursuant to the agreement, Medicius, Inc. paid CareDecision.net, Inc. the sum of $187,500 with 700,000 shares of its $0.001 par value preferred stock.  CareDecision.net, Inc. then elected to convert its preferred shares into 1,725,000 shares of the Company’s $0.001 par value common stock.  As a result of the merger with Medicius, Inc., two of the beneficial owners of CareDecision.net are now beneficial owners of the Company.

The Company received $40,000 from Keith Berman, a beneficial owner of the Company, due on December 31, 2002 and accruing interest at 8% per annum.  On December 31, 2002, Mr. Berman elected to convert the note plus interest into 1,267,963 shares of the Company’s $0.001 par value common stock.  The fair market value of the shares on December 31, 2002 was $0.048 per share resulting in deemed interest expense totaling $20,862.

During the year ended December 31, 2003, the Company acquired fully-developed operating software from CareDecision.net, Inc, a private corporation with several control persons serving in similar positions at the Company.  Pursuant to the agreement, the Company paid CareDecision.net, Inc. the sum of $181,250 with 2,500,000 shares of the Company’s $0.001 par value common stock.

During the year ended December 31, 2003, the Company received $96,968 from Robert Cox, a Company shareholder and Chairman of the Board.  The notes are due on 365 days from issuance and accrue interest at 9% per annum.  (See Note 6 above.)

During the year ended December 31, 2003, the Company received $50,000 from Dr. Thomas Chillemi, a Company shareholder, the note is convertible into 1,000,000 shares of the Company’s $0.001 par value common stock and carried with it 1,000,000 warrants exercisable on a one-for-one basis at a strike price at $0.05 per share (Chillemi 2003 Transaction #1). On April 22, 2003 Dr. Chillemi exercised the convertible portion of his note and converted the $50,000 debt into 1,000,000 shares of the Company’s $.001 par value common stock.  According to the terms of Chilllemi 2003 Transaction #2 (see Note 10 below), Dr. Chillemi agreed to retire the 1,000,000 warrants.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Note 10 – Warrants and stock options

Warrants

During the year ended December 31, 2002, the Company issued 5,848,977 warrants in conjunction with the merger of Medicius, Inc.  The warrants are convertible at a strike price of $.04, each warrant is exercisable into one share of the Company’s $0.001 par value common stock. The fair value of the warrants has been estimated on the date of grant using the Black-Scholes option pricing model. The weighted average fair value of these warrants was $0.0261. The following assumptions were used in computing the fair value of these warrants: weighted average risk-free interest rate of 5.05%, zero dividend yield, volatility of the Company's common stock of 51% and an expected life of the warrants of two years.  The warrants expire on June 27, 2005.  Approximately $152,658 was added to the value of the assets acquired from the Medicius, Inc. merger as a result of the warrants.  The added value was then written down and recorded as “impairment loss” for the year ended December 31, 2002.

During the year ended December 31, 2002, the Company’s merger partner Medicius, Inc. issued a merger formula adjusted 12,000,000 Class A warrants to M and E Equities, Inc.  The warrants are convertible at a strike price of  $.0667, each Class A warrant exercisable into one share of the Company’s $0.001 par value common stock. The warrants expire on January 4, 2005. Upon exercise of each of the Class A warrants, if any, the Company’s merger partner Medicius, Inc. is obligated to issue one Class C warrant for each Class A warrant exercised, or a total issuance of up to 12,000,000 merger formula adjusted Class C warrants.  The Class C warrants are convertible at a strike price of $.20, each Class C warrant exercisable into one share of the Company’s $0.001 par value common stock. The warrants expire on January 4, 2005. As of December 31, 2003 the Company has reserved 24 million of its common stock shares should the warrantholders decide to exercise any of the 12 million Class A warrants before they expire, and any Class C warrants, should the Class A warrants have been exercised before the Class C warrants expire.

No warrants have been exercised through December 31, 2003 and 2002.

Stock options

On January 1, 2003, the Company adopted its “2003 Stock Option Plan” (the “Plan”) and granted incentive and nonqualified stock options with rights to purchase 25,000,000 shares of the Company’s $0.001 par value common stock.  The Company issued 14,600,000 shares of stock pursuant to the plan during the year ended December 31, 2003.

On January 21, 2003, the Company granted stock options to Dr. Thomas Chillemi, a Company shareholder, to purchase 2,000,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $22,600, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

 On January 21, 2003, the Company granted stock options to Dr. Joseph A. Wolf, a Company shareholder, to purchase 3,500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $39,550, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

On July 18, 2003, the Company entered into a consulting agreement with Dr. Chillemi, a Company shareholder, to perform corporate development services for the Company.  As consideration, the Company granted stock options to purchase 3,000,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to the Company’s 2003 Stock Option Plan (Chillemi 2003 Transaction #2).  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $60,900, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.  On October 1, 2003, Dr. Chillemi exercised 1,000,000 of his stock options as consideration for services performed valued at $50,000. On November 1, 2003, Dr. Chillemi exercised an additional 1,000,000 of his stock options as consideration for services performed valued at $50,000.

On July 18, 2003, the Company entered into a consulting agreement with Dr. Wolf, a Company shareholder, to perform medical information technology services for the Company.  As consideration, the Company granted stock options to purchase 950,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $19,285, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.  On October 31, 2003, Dr. Wolf exercised all 950,000 of his stock options by rendering $47,500.00 in cash.

On July 18, 2003, the Company entered into various consulting and service agreements with unrelated individuals to perform corporate strategic and developmental services for the Company.  As consideration, the Company granted stock options to purchase 3,000,000 shares of $0.001 par value common stock at a strike price of $0.05 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $60,900, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On November 24, 2003, the Company granted stock options to Dr. Thomas Chillemi, a Company shareholder, to purchase 2,500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $31,500, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

 On November 24, 2003, the Company granted stock options to Dr. Joseph A. Wolf, a Company shareholder, to purchase 1,500,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $18,900, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

On November 24, 2003, the Company entered into various consulting and service agreements with unrelated individuals to perform corporate strategic and developmental services for the Company.  As consideration, the Company granted stock options to purchase 3,300,000 shares of $0.001 par value common stock at a strike price of $0.04 per share pursuant to the Company’s 2003 Stock Option Plan.  The shares are registered and free-trading via our Employee Benefit Plan.  The value of the options on the grant date using the Black-Scholes Model is $41,580, which has been recorded as compensation expense on the Statement of Operations as of December 31, 2003.

As of December 31, 2003, outstanding stock options to acquire shares of common stock on a one-for-one basis totaled 5,150,000 at a weighted average exercise price of $.043.   As of December 31, 2003, stock options in the Plan remaining to be issued totaled 5,250,000.  The Plan stock options are 100% vested from the grant date.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

The following is a summary of activity of outstanding stock options under the 2003 Stock Option Plan:

		Weighted
		Average
	Number	Exercise
	Of Shares	Price
Balance, December 31, 2002	-	-

Options granted	19,750,000	$0.043
Options exercised	(14,600,000)	0.043

Balance, December 31, 2003	5,150,000	0.043

Exercisable, December 31, 2003	5,150,000	$0.043

The following is a summary of information about the 2003 Stock Option Plan options outstanding at December 31, 2003

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price

$0.040 - 0.050	5,150,000	0 years	$0.043	5,150,000	$0.043

Pro forma information regarding net income and net income per share, as disclosed in Note 1, has been determined as if the Company had accounted for its non-employee stock-based compensation plans and other stock options under the fair value method of SFAS No. 123. The fair value of each option and warrant grant are estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	2003	2002

Average risk-free interest rates	5.05%	5.05%
Average expected life (in years)	2	2
Volatility	51.0%	51.0%

The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. During 2003 and 2002, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 2003 was approximately $0.043 per option.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Note 11 – Commitments and contingencies

Litigations

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities, including product liability claims. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

Note 12 – Subsequent events

M and E Equities, LLC Renegotiated Note

Based on terms negotiated on March 4, 2002, and after a further documentation process that was completed on April 23, 2002, Medicius, Inc., the Company’s merger partner in its June 2002 merger, was loaned $475,000 from M and E Equities, LLC (M&E) (as previously discussed in Note 6).  A condition of the loan stipulated that Medicius, Inc. complete its merger with the Company and become a fully reporting public company.  As of December 31, 2003, after a partial payment of interest and principal and a settlement of a legal dispute that arose over this note and other issues, the remaining value of the note and accrued interest was $522,527.  On March 2, 2004, the Company renegotiated its debt with M&E.  The terms of the agreement are stipulated as follows:

•

$320,000 is paid to M&E by Wells & Company, Inc., Lima Capital, Inc., JC Financial, Inc. and Corporate Architects, Inc. to satisfy a remaining principal amount of $400,000.

•

M&E agreed to transfer 10,000,000 of the Class A Warrants, formerly issued by Medicius, Inc., with an expiration date of January 5, 2005 to Empyreon.net Corp. for $30,000, and 2,000,000 Class A Warrants to Mr. Moshe Mendlowitz for $20.00.  The Company will incur interest expense during the first quarter ended March 31, 2004 totaling $405,700, the deemed value of the Warrants on the transfer date based on the Black-Scholes Valuation Model.

•

The outstanding note balance of $200,526 was recapitalized into 206,526 shares of the Company’s $0.001 par value Class A 2002 Convertible Preferred Stock and registered in M&E’s name.  Each share of Class A 2002 Convertible Preferred Stock is convertible into 18 shares (3,717,468 total) of the Company’s $0.001 par value common stock at $0.055556 per share.  M&E agrees to hold the Preferred Shares for a minimum of one year, pursuant to Rule 144, with no conversions allowed during that period of time.  After the one year, M&E may convert and sell only 500,000 shares of the Company’s $0.001 par value common stock every 60 days as permissible by Rule 144.

Pinnacle Investment Partners, LP Promissory Note

On March 24, 2004, the Company was loaned $700,000 from Pinnacle Investment Partners, LP (Pinnacle).  The Secured Convertible Promissory Note bears interest at the rate of 12% per annum, matures September 25, 2004, except if extended for an additional six months at the option of the company, and is secured by 14,000,000 shares of the Company’s $0.001 par value common stock.  Pinnacle may, at its option, at any time from time to time, elect to convert some or all of the then-outstanding principal of the Note into shares of the Company’s $0.001 par value common stock at a conversion price of $0.08 per share, unless such conversion would result in Pinnacle being deemed the “beneficial owner” of 4.99% or more of the then-outstanding Common Shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  In the event the Company fails to pay any installment or principal or interest when due, the interest rate will then accrue at a rate of 24% per annum on the unpaid balance until the payment default is cured.

CareDecision Corporation

[formerly ATR Search Corporation]

(a Development Stage Company)

Notes

Issuances of Common Stock

The Company has issued 7,350,000 shares of its $0.001 par value common stock to various individuals and entities for cash totaling $292,500 and services valued at $291,300 subsequent to December 31, 2003 and through the date of this report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.     Indemnification of Directors and Officers

THE ARTICLES OF INCORPORATION OF THE COMPANY PROVIDE FOR INDEMNIFICATION OF EMPLOYEES AND OFFICERS IN CERTAIN CASES. INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURTIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE

Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4.  Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5.  The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.     Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by the registrant in connection with the registration of the common stock offered hereby:

Nature of Expenses	Amount

SEC Registration Fee	$1,219
Accounting Fees and Expenses	$2,500
Legal Fees and Expenses	$1,000
Printing Expenses	$500
Blue Sky Qualification Fees and Expenses	$0
Transfer Agent’s Fee	$100

TOTAL	$5,319

Item 26.     Recent Sales of Unregistered Securities

The following paragraphs set forth information with respect to all securities sold by us since inception without registration under the Securities Act of 1933, as amended (the “Securities Act”).  The information includes the names of the purchasers, the date of issuance, the title and number of securities sold and the consideration received by us for the issuance of these shares.

The consulting services agreements were made with such investors that are sophisticated investors based on their financial resources and knowledge of investments.  They had access to or were provided with relevant financial and other information relating to the CareDecision Corporation.  Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

On March 16, 2001, the Company issued 875,000 shares of its $0.001 par value common stock to Mr. Michael Vogel for cash of $875 and 1,750,000 shares of par value common stock to Mr. Robert L. Cox in exchange for cash in the amount of $1,750.

During March 2001, the Company issued 1,525,000 shares to G&M Management & Administrative Services, Ltd., (Andrew Pieri is the President) for $49,500. This transaction was made in accordance with Section 4(2) of the Securities Act of 1933, as amended, which exempts from registration transactions by an issuer not involving a “public offering.”

During March 2001, we issued 350,000 shares to Corporate Regulatory Services, LLC in lieu of services rendered in the amount of $26,250.  The issuance of shares represented payment for facilitating the preparation of the documentation necessary to become a publicly traded company.  This stock issuance was made in accordance with Section 4(2) of the Securities Act of 1933, as amended.  The consulting company is a sophisticated purchaser.  They were provided full and complete access to our corporate records, as they assisted us in preparing our offering documentation.  No brokers or dealers were involved in this transaction and no discounts or commissions were paid.

In March of 2001, we issued 3,500,000 shares of our $0.001 par value common stock at $0.10 per share to Sarcor Management, SA, a British Virgin Island corporation, as a $350,000 down payment on a technology licensing agreement.

Effective May 7, 2001, we amended our articles of incorporation increasing our authorized shares from 20,000,000 to 100,000,000 shares of $0.001 par value common stock. All references to shares issued and outstanding reflect the increase of authorization of 100,000,000 issuable shares affected May 7, 2001.

On May 26, 2001 we conducted an offering in which we issued 1,340,000 shares of common stock to 17 unaffiliated shareholders at a price of $0.10 per share, for total receipts of $134,000 in cash.  This offering was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, in accordance with Regulation D, Rule 504 of the Act.  In addition, this offering was made on a best efforts basis and was not underwritten.  In regards to the May 2001 offering, listed below are the requirements set forth under Regulation D, Rule 504 and the facts which support the availability of Rule 504 to the May 2001 offering:

a.  Exemption.  Offers and sales of securities that satisfy the conditions in paragraph (b) of this Rule 504 by an issuer that is not:

1.

subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

2.

an investment company; or

3.

a development stage company that either has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, shall be exempt from the provision of section 5 of the Act under section 3(b) of the Act.

Facts:  At the time of the May 2001 offering, we were not subject to the reporting requirements of section 13 or section 15(d) of the Exchange Act.  Further, we are not now, nor were we at the time of the May 2001 offering, considered to be an investment company.  Finally, since inception, we have pursued a specific business plan of placing information technology (“IT”) professionals with technology sector companies on a temporary or permanent basis and continue to do so.

b.  Conditions to be met.

1.  General Conditions.  To qualify for exemption under this Rule 504, offers and sales must satisfy the terms and conditions of Rule 501 and Rule 502 (a), (c) and (d), except that the provisions of Rule 502 (c) and (d) will not apply to offers and sales of securities under this Rule 504 that are made:

i.

Exclusively in one or more states that provide for the registration of the securities, and require the public filing and delivery to investors of a substantive disclosure document before sale, and are made in accordance with those state provisions;

ii.

In one or more states that have no provision for the registration of the securities or the public filing or delivery of a disclosure document before sale, if the securities have been registered in at least one state that provides for such registration, public filing and delivery before sale, offers and sales are made in that state in accordance with such provisions, and the disclosure document is delivered before sale to all purchasers (including those in the states that have no such procedure); or

iii.

Exclusively according to state law exemptions from registration that permit general solicitation and general advertising so long as sales are made only to “accredited investors” as defined in Rule 501(a).

Facts:  On May 17, 2001, we were issued a permit to sell securities by the State of New York, pursuant to our application for registration by qualification of our offering of Common Stock in that state.  The application for registration by qualification was filed pursuant to the provisions of Section 359-e of the New York General Business Law, which requires the public filing and delivery to investors of a substantive disclosure document before sale.  On August 24, 2001, we completed a public offering of shares of our common stock pursuant to Regulation D, Rule 504 of the Securities Act of 1933, as amended, and the registration by qualification of said offering in the State of New York, whereby we sold 1,340,000 shares of Common Stock to approximately 17 unaffiliated shareholders of record, none of whom were or are officers or directors of ours.  The entire offering was conducted exclusively in the State of New York, pursuant to the permit issued by the State of New York.

2.  The aggregate offering price for an offering of securities under this Rule 504, as defined in Rule 501(c), shall not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months before the start of and during the offering of securities under this Rule 504, in reliance on any exemption under section 3(b), or in violation of section 5(a) of the Securities Act.

Facts:  The aggregate offering price for the May 2001 offering was $400,000, of which $134,000 was raised in the offering.

In October of 2001, we issued 150,000 shares of our $0.001 par value common stock to Mary Lou Cox, mother of Robert Cox, the Company's president, for consulting services valued at $15,000.  Ms. Cox provided general clerical and administrative services to the company in lieu of salary or hourly wage.

In October of 2001, we issued 500,000 shares of our $0.001 par value common stock to James De Luca, an independent consultant, for consulting services valued at $50,000.  Mr. De Luca helped the company put in place policies and procedures for its IT recruitment business and also provided the company’s then Vice-President with a list of IT candidates and contacts in lieu of a salary or hourly wage.

In June 2002 we issued 1,725,000 shares of our $0.001 par value common stock to CareDecision.net, Inc. pursuant to its election to convert 700,000 shares of the Company’s $0.001 par value preferred stock into common stock.

Should M&E Equities, LLC convert its Medicius Note into reserved merger shares, those shares shall total a maximum of eight million 8,000,000 shares, or a portion thereof, and shall be valued a the time(s) of conversion.

On February 17, 2002, the Company executed a business consulting agreement with MLSA whereby the Company issued 1,350,000 shares of its $0.001 par value common stock to Mark Lancaster for consulting services valued at $162,000.  The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision.  Previously filed via an S-8 on 3/1/02.  Mr. Lancaster’s services included his providing certain strategic planning services to the Corporation in the area of short term IT recruiting, aiding and assisting the Corporation as a consultant to potential strategic alliances with other similar short term IT firms.

On February 26, 2002, the Company executed a consulting agreement with Qurag, Inc. whereby the Company issued 475,000 shares to Chaim Drizin, a shareholder of the Company, for consulting services valued at $30,875.  The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision.  Previously filed via an S-8 on 3/1/02.

Mr. Drizin’s services include, providing certain strategic planning services to the Corporation, aiding and assisting the Corporation as a consultant to potential strategic alliances with companies in Brooklyn, NY that were primarily Orthodox Jewish owned, in particular in the insurance trade.

On March 27, 2002, the Company executed a consulting agreement with Promark, Inc. whereby the Company issued 500,000 shares to Ken Lowman for consulting services valued at $50,000.  The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision.  Previously filed via an S-8 on 4/17/02. Mr. Lowman’s services included, providing certain strategic planning services to the Corporation as it prepared to be publicly traded and aiding and assisting the Corporation as a consultant to potential strategic alliances with Canadian firms.

On April 20, 2002, Medicius executed a secured convertible revolving promissory note agreement with M&E Equities, LLC (“M&E”) whereby Medicius granted M&E a continuing security interest in and a general lien upon the Collateral for a loan valued at $500,000.  Except as otherwise contemplated in the transaction more fully described in the Letter of Intent by and between ATR Search, Inc. and Medicius, Inc., dated April 5, 2002.

On July 9, 2002, we issued a total of 32,968,863 shares of its $0.001 par value common stock pursuant to its reverse merger with Medicius, Inc. whereby each shareholder received three Company shares for every one Medicius, Inc. common share held, and three point five Company shares for each preferred share.

On July 12, 2002, the Company executed an addendum to the March 27, 2002, consulting agreement with Promark, Inc. whereby the Company issued 3,000,000 shares of its $0.001 par value common stock to Ken Lowman for consulting services valued at $150,000.  The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision.  Previously filed via an S-8 on 4/1/02.

On August 1, 2002, we issued 3,000,00 shares of our Common Stock to Ken Lowman for consulting services valued at $150,000.

On August 1, 2002, CareDecision.net, Inc. elected to convert its preferred shares into 5,075,000 shares of the Company’s $0.001 par value common stock.

On August 9, 2002, we issued 2,000,000 restricted shares of our Common Stock to Barbara Asbell for consulting services valued at $80,000.

On September 4, 2002, we issued 950,000 shares of our Common Stock to Barbara Asbell for consulting services valued at $38,000

On September 30, 2002, we issued 875,000 restricted shares of common stock, to CareDecision.net, Inc., for purchasing the empower care software and the care.net web domain of CareDecision.net, Inc.

On September 30, 2002, we issued 1,267,963 restricted shares of CareDecision Corporation common stock, to Keith Berman for his retiring his CareDecision Corporation note.

On September 30, 2002 we issued 640,000 restricted shares of CareDecision Corporation common stock to Robert Jagunich for his exercising 640,000 warrants at a strike price of $0.05;

On September 30, 2002, we issued 2,539,574 restricted shares of our Common Stock to Paradigm Partners for consulting services valued at $101,582.96.  Paradigm was retained to provide information technology consulting to the company to ascertain the applicability of the company’s technologies to other markets. Paradigm had interest and expertise in certain real-estate markets.

On October 8, 2002 we issued 6,327,737 shares of our Common Stock as follows:

NAME	NUMBER OF SHARES

Anfel Trading	524,781
Barbara Asbell	218,057
Michael Belcher	9,722
Keith Berman	848,768
Alan Binder	5,556
Catherine Dewitt	726,000
Leon B. Eisikowitz	38,070
Allen Zev Friedman	152,250
John Garber	365,001
Robert Jagunich	773,768
Marlene Kriger	38,070
William Lyons	272,224
Frady Makowsky	43,395
Joseph Makowsky	87,015
Benjamin Mayer	600,000
New York Auto Mall	217,485
P R Diamonds	76,125
Sanjay Patel	122,223
Michael Petras	66,667
Tom Poff	9,722
Jennifer C. Schiffman	152,250
David Schwartz	810,000
Shabnam Sharabi	5,556
Morris Weiss	61,350
Moshe Williger	87,015
Leslie Wolf	16,667

On October 21, 2002, the Company executed a consulting agreement with Robert Koch whereby the Company issued 2,000,000 shares to Mr. Koch for consulting services.  The consulting services are to be rendered over a period of nine months.  The consulting services are to be rendered over a period of one hundred and twenty days.  Mr. Koch’s services include providing the Company with corporate consulting services in connection with mergers and acquisitions, corporate finance, corporate finance relations, introductions to other financial relations companies and other financial services.

On December 11, 2002, the Company executed a service agreement with Robert Jagunich, a shareholder of the Company, whereby the Company issued 4,127,093 shares for consulting services.  The consulting services are to be rendered over a period of nine months. Mr. Jagunich’s services include providing information technology consulting to the Company and to make an introduction to a large property management firm in Texas, for the company’s then new concept of a residential management product.

On December 13, 2002, the Company executed a consulting agreement with Barbara Asbell, a shareholder of the Company, whereby the Company issued 1,000,000 shares for consulting services.  The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision. Asbell’s services were to be rendered over a period of 90 days with an automatic three-month renewal provision, hence the December extension. Mrs. Asbell’s services include providing certain strategic human resources services particularly in recruiting and hiring of programmers with a Microsoft Windows CE background.

On December 13, 2002, the Company executed a consulting agreement with Wizard Enterprises (“wizard”), whereby the Company issued 2,500,000 shares for consulting services.  The consulting services are to be rendered until the Agreement terminates pursuant to written notification by either the Company or Wizard, which notification may occur at any time for any reason.  Wizard’s consulting services related to introductions of the company’s then new residential management product concept.  The first consulting retainer was completed for introductions in New York City.

On December 20, 2002, the Company executed a consulting agreement with Wizard Enterprises (“wizard”), whereby the Company issued 1,888,855 shares for consulting services.  The consulting services are to be rendered until the Agreement terminates pursuant to written notification by either the Company or Wizard, which notification may occur at any time for any reason.  Wizard’s consulting services related to introductions of the company’s then new residential management product concept, this second retainer added the remainder of the state of New York and New Jersey.

During the six months ended June 30, 2003, the Company acquired fully-developed software from CareDecision.net, Inc, a private corporation with several control persons serving in similar positions at the Company.  Pursuant to the agreement, the Company paid CareDecision.net, Inc. the sum of $181,250 with 2,500,000 shares of the Company’s $0.001 par value common stock.

On March 28, 2003, the Company received $50,000 from Dr. Thomas Chillemi, a Company shareholder, the note is convertible into 1,538,500 shares of the Company’s $0.001 par value common stock and carries with it 1,538,500 warrants exercisable on a one-for-one basis at a strike price at $0.0325 per share. On April 22, 2003 Dr. Chillemi exercised the convertible portion of his note and converted the $50,000 debt into 1,538,500 shares of the Company’s $.001 par value common stock.

On May 15, 2003, David Mizrahi settled his note, with a face value of $20,000, plus interest from January 5, 2002 through May 14, 2003, a total of $22,475, to a conversion of 25 shares of CareDecision Corporation common stock for each dollar of investment, plus interest.  David Mizrahi also, converted 60,000 Class “A” Warrants of Medicius, Inc., with a value of $14,619, into CareDecision Corporation common stock on a 3:1 basis.  The Warrant converted into 180,000 shares of common stock of CareDecision Corporation.

On August 18, 2003 the Company issued 75,000 shares each, to four employees as partial fulfillment of employment bonuses, for a total of 300,000 shares.

On August 18, 2003 the Company issued 1,500,000 shares of common stock to Anthony Quintiliana for contract services whereby Mr. Quintiliana would introduce the Company to potential commercial residential management companies in New York, New Jersey and Pennsylvania. The consulting services are to be rendered over a period of 90 days with an automatic three-month renewal provision.

On September 12, 2003 the company issued share certificates totaling 20,801,623 shares to:

Robert Jagunich

	4,127,093	Contract services
Wizard Enterprises	1,888,855	Contract services
Wizard Enterprises	2,500,000	Contract services
Barbara Asbell	1,000,000	Business consulting
Robert Koch	1,500,000	Public relations
Robert Cox	1,500,000	Merger shares bonus
Keith Berman	1,250,000	Merger shares bonus
William Lyons	1,250,000	Merger shares bonus
CareDecision.net, Inc.	2,500,000	March 2003 technology acquisition
Thomas Chillemi	1,538,500	Note conversion
Barbara Asbell	1,500,000	Business consulting
David Mizrahi	247,175	Note settlement

On September 18, 2003 the Company executed a consulting agreement with Anthony Quintiliana, whereby the Company issued 1,500,000 shares for consulting services.  The consulting services are to be rendered until the Agreement terminates after 90 days pursuant to written notification by either the Company or Quintiliana, which notification may occur at any time for any reason.  Quintiliana’s consulting services related to introductions of the company’s then new residential management product concept for introductions to residential management companies on Long Island and southern New Jersey.  On September 30, 2003 the Company issued an additional 500,000 shares to Quintiliana extending his consulting and introduction responsibilities to Pennsylvania.  On December 18, 2003 the Company issued an additional 800,000 shares to Quintiliana to secure his continued services under his existing agreement.

On September 30, 2003 the Company executed a consulting agreement with Leslie-Michelle Abraham, whereby the Company issued 850,000 stock options, said options exercised into common stock shares for consulting services and cash.  The consulting services are to be rendered by Abraham until the Agreement terminates pursuant to written notification by either the Company or Abraham, which notification may occur at any time for any reason. Abraham’s services were retained to secure a licensee or buyer for certain of the Company’s medical software assets. On December 17, 2003 the Company issued an additional 500,000 shares to Abraham for her continued efforts under the same agreement.

October 1,2003 the Company executed a consulting agreement with Thomas Chillemi, a medical doctor, whereby the Company issued 1,000,000 stock options, said options exercised by Chillemi for consulting services and cash.  The consulting services are to be rendered by Chillemi until the Agreement terminates pursuant to written notification by either the Company or Chillemi, which notification may occur at any time for any reason. Chillemi’s services were retained to locate and secure a closed-door pharmacy for acquisition. On November 8, 2003 the company issued an additional 1,000,000 stock options said options exercised by Chillemi into shares.  On November 26, 2003 the Company rendered to Chillemi 2,500,000 shares for additional consulting services whereby Dr. Chillemi was retained to provide speeches, presentations and materials in structured settings to parties interested in investing or doing business with CareDecision Corporation.  Chillemi agreed to limit his presentations to technical and medical issues in his area of expertise.

2004 1st Quarter

	Grant/
Issued to:	Issue Date	Shares		Category

Chillemi	01/09/04	2,600,000		Consulting - Bus Dev
Chillemi	12/08/03	2,500,000		Consulting - Bus Dev
Wolf	12/08/03	600,000		Employee Benefit Plan– Medical
Mandell	06/20/03	150,000		Employee Benefit Plan - Business
Weinstein	01/23/04	205,000		Merger Expenses
Armada USA	01/13/04	300,000		Professional Fees
Quintiliana	12/08/03	650,000		Employee Benefit Plan - Corp. Dev
Abraham	01/13/04	300,000		Employee Benefit Plan - Medical
Wolf	01/13/04	400,000		Employee Benefit Plan - Medical
Quintiliana	01/13/04	550,000		Employee Benefit Plan - Corp. Dev.
Asbell	01/20/04	1,750,000		Employee Benefit Plan - Medicius
Quintiliana	01/20/04	600,000		Employee Benefit Plan - Corp. Dev.
Wolf	01/20/04	1,150,000		Employee Benefit Plan - Medical
Abraham	01/20/04	1,000,000		Employee Benefit Plan - Medical
Chillemi	01/20/04	1,250,000		Employee Benefit Plan - Corp. Dev.
Asbell	01/20/04	500,000		Employee Benefit Plan - Personnel
Wells & Co.	02/23/04	1,350,000	Merger Warrant	Consulting - Corp. Bus.
Lima Capital	02/23/04	650,000	Merger Warrant	Consulting - Corp. Bus.
Asbell	01/20/04	1,000,000		Employee Benefit Plan - Personnel
Wolf	03/03/04	400,000	Merger Warrant	Consulting - M&A
Abraham	03/03/04	550,000	Merger Warrant	Consulting - M&A
Thais Abraham	03/16/04	1,553,500	Merger Warrant	Consulting - General
Abraham	03/16/04	1,553,500	Merger Warrant	Consulting M&A
Wolf	03/16/04	1,553,500	Merger Warrant	Consulting - M&A
New Capital	03/10/04	1,480,000	Note Warrant	Dispute Settlement
				M & E Note
Wells & Co.	03/10/04	210,000	Note Warrant	Dispute Settlement
				M & E Note
Tri-City	03/10/04	210,000	Note Warrant	Dispute Settlement
				M & E Note
Corp. Architect	03/10/04	210,000	Note Warrant	Dispute Settlement
				M & E Note
JC Financial	03/10/04	210,000	Note Warrant	Dispute Settlement
				M & E Note
Lima Capital	03/10/04	210,000	Note Warrant	Dispute Settlement
				M & E Note
Manfredi	03/10/04	1,000,000	Note Warrant	Dispute Settlement
				M & E Note
CD.net	03/10/04	1,480,000	Note Warrant	Dispute Settlement
				M & E Note
Asbell	03/10/04	1,500,000	Note Warrant	Dispute Settlement
				M & E Note
	Total =	29,625,500

Knapp	03/05/04	1,000,000	Note Conversion
Corp. Architect	03/05/04	1,270,000	Note Conversion
JC Financial	03/05/04	1,270,000	Note Conversion
Wells & Co	03/05/04	1,270,000	Note Conversion
Lima Capital	03/05/04	1,270,000	Note Conversion
Tri-City	03/05/04	1,270,000	Note Conversion

	Total =	7,350,000

			Note Conversion
			(common stock
			underlying
			Preferred A

	Grand Total =	36,975,500

2004 2nd Quarter

Shareholder	Date	Number	Rationale

Quintiliana	4/2/2004	750,000	Cash $7,000, Payment for services
Walling	4/2/2004	120,000	Payment for services
Turn	4/2/2004	40,000	Payment for services
Knapp	4/2/2004	500,000	Payment for services
Manfredi	4/2/2004	500,000	Payment for services

	Total	1,910,000

Knapp	4/13/2004	1,200,000	Reduction of PiC
Manfredi	4/13/2004	1,200,000	Payment for services
Tri-city	4/13/2004	1,000,000	Payment for services
Dunne	4/13/2004	1,000,000	Payment for services
Quintiliana	4/13/2004	650,000	Payment for services, Note settlement
CJR Capital	4/13/2004	1,000,000	Note settlement, PiC
Pinnacle	4/13/2004	14,000,000	PiC

	Total	20,050,000

Corp. Architects	4/20/2004	3,000,000	Payment for services

Dunne	4/28/2004	1,000,000	Payment for services
Manfredi	4/28/2004	500,000	Payment for services
Knapp	4/28/2004	1,000,000	Payment for services
JC Financial	4/28/2004	500,000	PiC
Desert Southwest	4/28/2004	5,000,000

SSJ Enterprises	5/7/2004	250,000	PiC
SSJ Enterprises	5/20/2004	200,000	PiC
Quintiliana	5/20/2004	550,000	Payment for services, PiC

	Total	12,000,000

Pinnacle	5/28/2004	3,000,000	Par Value of Escrow Shares
Amato	6/2/2004	775,000	Cash
DCF Group	6/10/2004	3,000,000	Cash

	Total	6,775,000

	Grand Total	40,735,000

2004 3rd Quarter

Issued to:	Grant Date	Issue Date	Shares	Category

Employees	8/2/2004	8/13/2004	1,400,000	Employee Stock Option
Asbell	8/2/2004	8/13/2004	9,850,000	Consult - Bus. Development
Quintiliana	8/2/2004	8/13/2004	10,150,000	Consult - Bus. Development

		Total =	21,400,000

Meyer	8/5/2004	8/25/2004	250,000	Consult - Gen Business
Stahl	8/5/2004	8/25/2004	150,000	Consult - Gen Business
T Abraham	8/5/2004	8/25/2004	350,000	Consult - Gen Business

		Total =	750,000

Chillemi	9/13/2004	9/13/2004	700,000	Consult – Roadshows
Tague	9/13/2004	9/13/2004	400,000	Consult – Roadshows
Knapp	9/13/2004	9/13/2004	500,000	Consult – Roadshows
Quintiliana	9/13/2004	9/13/2004	450,000	Consult – Roadshows

		Total =	2,050,000

Aaron Corp.	9/13/2004	9/13/2004	800,000	Consult - 3rd Party Software

		Total =	800,000

Indian Smokeshop
Daivesh Sanghvi	7/30/2004	9/13/2004	2,000,000	Note Retirement
				Indian Smokeshop

		Total =	2,000,000

		Grand Total =	32,600,000

2004 4th Quarter	Grant
Issued to:	Date	Issue Date	Shares	Category

Joseph Wolf	10/11/2004	10/12/2004	8,000,000	Employee Benefit Plan - Medical / Company Advisory
Leslie Abraham	10/11/2004	10/12/2004	8,000,000	Employee Benefit Plan - Medical / Company Advisory
Thais Abraham	10/11/2004	10/12/2004	8,000,000	Consult - Gen. Business

Pinacle Investment Partners	10/28/2004	11/2/2004	2,000,000	Escrow Shares - Note Renewal
CJR Capital, Inc.	10/28/2004	11/2/2004	2,000,000	Note Renewal Fees (Gen. Partner)

Joseph Wolf	10/28/2004	11/3/2004	6,500,000	Employee Benefit Plan - Medicius / Merger (License Valuation Report)

Mordechai Mittledorf	10/28/2004	11/3/2004	95,000	Employee Benefit Plan - General Business
Edward Meyer, Jr.	10/28/2004	11/3/2004	500,000	Consult - General Business
Anthony Quintiliana	10/28/2004	11/3/2004	500,000	Consult - General Business
Robert Jagunich	10/28/2004	11/3/2004	300,000	Directors Fees

Pinnacle Investment Partners	11/29/2004	11/29/2004	2,000,000	Note Renewal Fees (contract)

			37,895,000

Item 27.     Exhibits

The following documents are filed or incorporated by reference as exhibits to this report:

Exhibit 3a	Articles of Incorporation – Filed March 2, 2001

(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company’s General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.)

Exhibit 3b	Articles of Amendments to Articles of Incorporation – Filed May 9, 2001

(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company’s General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.)

Exhibit 3c	Articles of Amendments to Articles of Incorporation – Filed August 2, 2002
(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company’s June 30, 2002 Quarterly Report on Form 10-QSB, previously filed with the Commission.)
Exhibit 3d	Bylaws of CareDecision Corporation (formerly ATR Search Corporation)

(Rendered as Previously Filed and Incorporated by reference to the exhibits to the Company’s General Form For Registration Of Securities Of Small Business Issuers on Form 10-SB, previously filed with the Commission.)

Exhibit 5	Attorney Legal Opinion and Consent Letter
Exhibit 10.1	CDED-Mercator Advisory Group LLC Subscription
Exhibit 10.2	CDED-Mercator Advisory Group LLC CoD Preferred Series C
Exhibit 10.3	CDED-Mercator Advisory Group LLC Reg Rts Agreement
Exhibit 10.4	Warrant Mercator Advisory Group, LLC $.02
Exhibit 10.5	Warrant Mercator Momentum Fund, LP $.02
Exhibit 10.6	Warrant Monarch Pointe Fund, Ltd. $.02
Exhibit 10.7	Warrant Mercator Advisory Group, LLC $.03
Exhibit 10.8	Warrant Mercator Momentum Fund, LP $.03
Exhibit 10.9	Warrant Monarch Pointe Fund, Ltd. $.03
Exhibit 10.10	CDED-Pinnacle Secured Note
Exhibit 10.11	CDED Pinnacle Pledge Agreement
Exhibit 10.12	CDED-Pinnacle Securities Purchase Agreement
Exhibit 10.13	CDED-Pinnacle 9_24_2004 Note Extension
Exhibit 10.14	CDED-Pinnacle 2_10_2005 Note Extension
Exhibit 23.1	Independent Auditor’s Consent For the September 30, 2004 Review and December 31, 2003 Audit

Item 28.     Undertakings

1. The Registrant will, during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. The Registrant will provide to each purchaser, if any, at the closing certificates in such denominations and registered in such names to permit prompt delivery to each purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. 6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the date indicated have signed this registration statement:

Signature	Title	Date
/s/ Robert Cox Robert Cox	Director, President, and Chief Executive Officer	February 10, 2005
/s/ Keith Berman Keith Berman	Director, Treasurer, and Chief Financial Officer	February 10, 2005
/s/ Robert Jagunich Robert Jagunich	Director	February 10, 2005